Exhibit 10.2

GUARANTEE AND COLLATERAL AGREEMENT

made by

VALASSIS COMMUNICATIONS, INC.

and certain of its Subsidiaries

in favor of

JPMORGAN CHASE BANK, N.A.

as Administrative Agent

Dated as of June 27, 2011

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TABLE OF CONTENTS

(continued)

ii

TABLE OF CONTENTS

(continued)

SCHEDULES
Schedule 1	Notice Addresses
Schedule 2	Investment Property
Schedule 3	Perfection Matters
Schedule 4	Jurisdictions of Organization and Chief Executive Offices
Schedule 5	Inventory and Equipment Locations
Schedule 6	Intellectual Property
Schedule 7	Commercial Tort Claims
Schedule 8	Existing Joint Ventures

ANNEXES
Annex I	Assumption Agreement
Annex II	Acknowledgement and Consent
Annex III	Designation Notice
Annex IV-A	Copyright Security Agreement
Annex IV-B	Patent Security Agreement
Annex IV-C	Trademark Security Agreement

iii

GUARANTEE AND COLLATERAL AGREEMENT

GUARANTEE AND COLLATERAL AGREEMENT, dated as of June 27, 2011, made by each of the signatories hereto (together with any other entity that may become a party hereto as provided herein, the “Grantors”), in favor of JPMORGAN CHASE BANK, N.A., as Administrative Agent (including its subsidiaries and affiliates, in such capacity, the “Administrative Agent”) for the lenders (the “Lenders”) from time to time party to that certain Credit Agreement described below and for the 2033 Noteholders (defined below).

W I T N E S S E T H:

WHEREAS, Valassis Communications, Inc., a Delaware corporation (the “Borrower”), the Lenders from time to time party thereto, and the Administrative Agent, have entered into the Credit Agreement, dated as of June 27, 2011 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;

WHEREAS, the Borrower and The Bank of New York Mellon Trust Company, N.A., formerly known as BNY Midwest Trust Company, an Illinois trust company, in its capacity as trustee (in such capacity, the “2033 Indenture Trustee”), have entered into that certain Indenture, dated May 22, 2003 and supplemented on March 2, 2007 (as amended, supplemented or otherwise modified from time to time, the “2033 Indenture”), pursuant to which the Borrower has issued the Senior Secured Convertible Notes due 2033 (the “2033 Convertible Notes”) to the noteholders thereunder (the “2033 Noteholders”);

WHEREAS, the Borrower is a member of an affiliated group of companies that includes each other Grantor;

WHEREAS, the proceeds of the extensions of credit under the Credit Agreement will be used in part to enable the Borrower to make valuable transfers to one or more of the other Grantors in connection with the operation of their respective businesses;

WHEREAS, the Borrower and the other Grantors are engaged in related businesses, and each Grantor will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement, and, to the extent applicable, from the Swap Agreements and Treasury Services Agreements;

WHEREAS, the Borrower has currently outstanding the 2033 Convertible Notes issued under the 2033 Indenture; and

WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrower under the Credit Agreement and, to the extent applicable, of the Swap Banks to provide financial accommodations under Swap Agreements and of the Treasury Services Banks to provide financial accommodations under Treasury Services Agreements, that the Grantors shall have executed and delivered this Agreement in favor of the Administrative Agent for the ratable benefit of the Secured Credit Parties;

NOW, THEREFORE, in consideration of the foregoing premises and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement, to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, to induce Swap Banks to enter into Swap

Agreements and to induce Treasury Services Banks to enter into Treasury Services Agreements, each Grantor hereby agrees with the Administrative Agent, for the ratable benefit of the Secured Credit Parties, as follows:

SECTION 1. DEFINED TERMS

1.1 Definitions.

(a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the following terms are used herein as defined in the New York UCC: Accounts, Certificated Security, Chattel Paper, Commercial Tort Claims, Documents, Equipment, Fixtures, Farm Products, General Intangibles, Goods, Instruments, Inventory, Letter-of-Credit Rights and Supporting Obligations.

(b) The following terms shall have the following meanings:

“Agreement” means this Guarantee and Collateral Agreement, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Borrower Credit Agreement Obligations” means the collective reference to the Obligations, including without limitation, the unpaid principal of and interest on the Loans and LC Exposure and all other obligations and liabilities of the Borrower and its Subsidiaries (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Loans and LC Exposure and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to the Administrative Agent or any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, this Agreement, the other Loan Documents, any Letter of Credit, or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Lenders that are required to be paid by the Borrower pursuant to the terms of any of the foregoing agreements).

“Borrower Swap Agreement Obligations” means the collective reference to all obligations and liabilities of the Borrower and any Subsidiaries (including, without limitation, interest accruing at the then applicable rate provided in any Swap Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower or any Subsidiary, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to any Swap Bank, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, any Swap Agreement or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the relevant Swap Bank that are required to be paid by the Borrower or any Subsidiary pursuant to the terms of any Swap Agreement).

“Borrower Noteholder Obligations” means the collective reference to all obligations and liabilities of the Borrower (including, without limitation, interest accruing at the then applicable rate provided in the 2033 Convertible Notes after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to the 2033 Indenture Trustee for itself and on behalf of the 2033 Noteholders, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the 2033 Indenture, the 2033 Convertible Notes, this Agreement, or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the 2033 Indenture Trustee that are required to be paid by the Borrower pursuant to the terms of any of the foregoing agreements).

“Borrower Obligations” means the collective reference to (a) the Credit Facility Obligations, (b) the Borrower Noteholder Obligations and (c) all other obligations and liabilities of the Borrower, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement (including, without limitation, all fees and disbursements of counsel to the Secured Credit Parties that are required to be paid by the Borrower pursuant to the terms of this Agreement).

“Borrower Treasury Services Agreement Obligations” means the collective reference to all obligations and liabilities of the Borrower and any Subsidiaries (including, without limitation, interest accruing at the then applicable rate provided in any Treasury Services Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower or any Subsidiary, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to any Treasury Services Bank, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, any Treasury Services Agreement or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the relevant Treasury Services Bank that are required to be paid by the Borrower or any Subsidiary pursuant to the terms of any Treasury Services Agreement).

“Collateral” has the meaning specified in Section 3.

“Collateral Account” means any collateral account established by the Administrative Agent as provided in Section 6.1 or 6.4.

“Contracts” means with respect to any Grantor any contracts or agreements of such Grantor, including, without limitation, (a) all rights of such Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (b) all rights of such Grantor to damages arising thereunder and (c) all rights of such Grantor to perform and to exercise all remedies thereunder.

“Copyright Licenses” means any written agreement naming any Grantor as licensor or licensee (including, without limitation, those listed in Schedule 6), granting any right under any Copyright, including, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.

“Copyright Security Agreement” means an agreement substantially in the form of Annex III-A hereto.

“Copyrights” means (a) all copyrights of any Grantor arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished (including, without limitation, those listed in Schedule 6), all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office, and (b) the right to obtain all renewals thereof.

“Credit Facility Indebtedness” means all Credit Facility Obligations owing by the Borrower and its Subsidiaries to the Secured Parties including, without limitation, all obligations, liabilities and indebtedness of every kind, nature and description arising under the Credit Agreement, this Agreement, any of the other Loan Documents, the Letters of Credit, any Swap Agreement, any Treasury Services Agreement or any other document made, delivered or given in connection herewith or therewith.

“Credit Facility Obligations” means (a) in the case of the Borrower, the collective reference to (i) the Borrower Credit Agreement Obligations, (ii) the Borrower Swap Agreement Obligations, (iii) the Borrower Treasury Services Agreement Obligations, and (iv) all other obligations and liabilities of the Borrower, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement (including, without limitation, all fees and disbursements of counsel to the Secured Parties that are required to be paid by the Borrower pursuant to the terms of this Agreement), and (b) in the case of each Guarantor, its Guarantor Obligations.

“Default Notice” means (a) in the case of the 2033 Indenture Trustee, a written notice from the 2033 Indenture Trustee of a declaration by the 2033 Indenture Trustee of an Event of Default under and as defined in the 2033 Indenture, which notice describes such Event of Default and states that such notice is a “Default Notice” and (b) in the case of the Administrative Agent, a written notice from the Administrative Agent of an Event of Default under and as defined in the Credit Agreement, which notice describes such Event of Default and states that such notice is a “Default Notice”.

“Deposit Account” has the meaning specified in the UCC of any applicable jurisdiction and, in any event, including, without limitation, any demand, time, savings, passbook or like account maintained with a depositary institution.

“Domestic Subsidiary Voting Stock” means the voting Equity Interests of any Domestic Subsidiary.

“Event of Default” means any “Event of Default” under the Credit Agreement or any “Event of Default” under the 2033 Indenture (as such terms are defined in the Credit Agreement and the 2033 Indenture, respectively).

“Excluded Assets” means the collective reference to (a) any Trademark License that expressly prohibits the granting of a security interest therein, except, in each case, to the extent that such term in such license providing for such prohibition is ineffective under applicable law, (b) that portion of the Equity Interests of any Foreign Subsidiary that is in excess of 65% of the total outstanding Foreign Subsidiary Voting Stock of such Foreign Subsidiary, (c) that portion of the Equity Interests of any Domestic Subsidiary that is in excess of 65% of the total outstanding Domestic Subsidiary Voting Stock of each Wholly-Owned Subsidiary that is a Domestic Subsidiary that is treated as a disregarded entity for United States federal income tax purposes if substantially all of its assets consist of the Equity Interests of one or more Foreign Subsidiaries that are controlled foreign corporation within the meaning of Section 957 of the Code, (d) any interest in a Permitted Joint Venture to the extent and for so long as the attachment of the security interest created by the Security Documents therein would violate any joint venture agreement, organization document, shareholders agreement or equivalent agreement relating to such joint venture that was entered into for legitimate and customary business reasons; (e) any Equity Interests of any Subsidiary that is not directly held by a Grantor; (f) the Equity Interests of a Subsidiary acquired after the date hereof to the extent that Section 5.10 of the Credit Agreement and the Collateral and Guarantee Requirement do not require the granting of a security interest therein, (g) any rights of a Grantor arising under any contract, lease, instrument, license or other document or any Intellectual Property subject thereto to the extent that and only for so long as the grant of a security interest therein would (x) constitute a violation of a valid and enforceable restriction in respect of, or result in the abandonment, invalidation or unenforceability of any right, title and interest of such Grantor in, such rights in favor of a third party or under any law, regulation, permit, order or decree of any Governmental Authority (for the avoidance of doubt, the restrictions described herein shall not include negative pledges or similar undertakings in favor of a lender or other financial counterparty), or (y) result in a breach, termination, or default under any such contract, lease, instrument, license or other document, or expressly give any other party in respect of any such contract, lease, instrument, license or other document or any Intellectual Property subject thereto, the right to terminate its obligations thereunder, provided that the limitation set forth in this clause (g) shall not affect, limit, restrict or impair the grant by a Grantor of a security interest pursuant to this Agreement in any such Collateral to the extent that an otherwise applicable prohibition or restriction on such grant is rendered ineffective pursuant to Section 9-406, 9-407, 9-408 or 9-409 of the UCC of any relevant jurisdiction or any other applicable law or principles of equity and provided, further, that, at such time as the condition causing the conditions in subclauses (x) and (y) of this clause (g) shall be remedied, whether by contract, change of law or otherwise, the contract, lease, instrument, license or other documents shall immediately cease to be an Excluded Asset, and any security interest that would otherwise be granted herein shall attach immediately to such contract, lease, instrument, license or other document or any Intellectual Property subject thereto, or to the extent severable, to any portion thereof that does not result in any of the conditions in subclauses (x) or (y) above, (h) any Intellectual Property to the extent that, and solely during the period in which, the attachment of the security interest of this Agreement thereto, or any assignment thereof, would result in abandonment or forfeiture, or result in unenforceability, of any Grantor’s rights in such property including, without limitation, any Trademark applications filed in the USPTO on the basis of such Grantor’s “intent-to-use” such Trademark, (i) any property of a Grantor to the extent and for so long as the grant of a security interest pursuant to this Agreement in such Grantor’s right, title or interest therein (i) is prohibited by any applicable Requirement of Law, or (ii) requires a consent pursuant to any Requirement of Law that has not been obtained from any Governmental Authority after using commercially reasonable efforts to obtain such consent, provided, that such security interest shall attach immediately and automatically when such prohibition, termination right or consent requirement is repealed, rescinded or otherwise ceases to be effective, and (j) the Equity Interests of (i) any Immaterial Subsidiaries, so long as such Person is an Immaterial Subsidiary, and (ii) each of the Persons set forth on Schedule 8 hereto, so long as such Person is not a Subsidiary.

“Financing Agreements” means the collective reference to the Loan Documents, the Indenture Documents and the Security Agreements.

“Foreign Subsidiary Voting Stock” means the voting Equity Interests of any Foreign Subsidiary.

“Goodwill” means, collectively, with respect to each Grantor, the goodwill connected with such Grantor’s business including all goodwill connected with (i) the use of and symbolized by any Trademark or Intellectual Property License with respect to any Trademark in which such Grantor has any interest, (ii) all know-how, trade secrets, customer and supplier lists, proprietary information, inventions, methods, procedures, formulae, descriptions, compositions, technical data, drawings, specifications, name plates, catalogs, confidential information and the right to limit the use or disclosure thereof by any person, pricing and cost information, business and marketing plans and proposals, consulting agreements, engineering contracts and such other assets which relate to such goodwill and (iii) all product lines of such Grantor’s business.

“Guarantor Obligations” means with respect to any Guarantor, all obligations and liabilities of such Guarantor which may arise under or in connection with this Agreement (including, without limitation, Section 2) or any other Loan Document to which such Guarantor is a party, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Secured Parties or to the Lenders that are required to be paid by such Guarantor pursuant to the terms of this Agreement, any other Loan Document, any Swap Agreement or any Treasury Services Agreement).

“Guarantors” means the collective reference to each Grantor other than the Borrower.

“Indenture Documents” means the 2033 Indenture and all agreements, documents and instruments at any time executed and/or delivered by any Grantor or any other Person to, or in favor of the 2033 Indenture Trustee, as applicable, in connection therewith or related thereto, as all of the foregoing now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated, refinanced or replaced.

“Intellectual Property” means the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks and the Trademark Licenses, Goodwill, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

“Intellectual Property Collateral” means all Intellectual Property included in the Collateral.

“Intellectual Property Security Agreement” means Copyright Security Agreements, Patent Security Agreements and Trademark Security Agreements.

“Intercompany Note” means any promissory note or notes evidencing loans made by any Grantor to any other Grantor and/or by any Excluded Subsidiary to any Grantor.

“Investment Property” means the collective reference to (a) all “investment property” as such term is defined in Section 9-102(a)(49) of the New York UCC (other than any Foreign Subsidiary Voting Stock excluded from the definition of “Pledged Equity Interests”) of each Grantor and (b) whether or not constituting “investment property” as so defined, all Pledged Notes and all Pledged Equity Interests.

“Issuers” means the collective reference to each issuer of any Investment Property.

“Material Contract” means with respect to any Grantor, (a) any contract, purchase order, lease, instrument or other written agreement to which such Grantor is a party involving aggregate net consideration payable to or by such Grantor of $5,000,000 or more in any fiscal year, and (b) all other contracts or agreements (other than agreements with respect to Indebtedness) as to which the breach, termination, cancellation, nonperformance or failure to renew would reasonably be expected to have a Material Adverse Effect.

“New York UCC” means the UCC as from time to time in effect in the State of New York.

“Note Indebtedness” means all obligations, liabilities and indebtedness of every kind, nature and description owing by the Borrower to the 2033 Noteholders arising under any of the Indenture Documents.

“Obligations” means (a) in the case of the Borrower, the Borrower Obligations, and (b) in the case of each Guarantor, its Guarantor Obligations.

“Patent License” means all rights under any written agreements providing for the grant by or to any Grantor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent, including, without limitation, any of the foregoing referred to in Schedule 6.

“Patent Security Agreement” means an agreement substantially in the form of Annex III-B hereto.

“Patents” means (a) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof and all goodwill associated therewith of any Grantor, including, without limitation, any of the foregoing referred to in Schedule 6, (b) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, including, without limitation, any of the foregoing referred to in Schedule 6, and (c) all rights to obtain any reissues or extensions of the foregoing.

“Pledged Equity Interests” means the shares of Equity Interests listed on Schedule 2, together with any other shares, stock certificates, options, interests or rights of any nature whatsoever in respect of the Equity Interests any Person that may be issued or granted to, or held by, any Grantor while this Agreement is in effect; provided that in no event shall more than 65% of (a) the total outstanding Foreign Subsidiary Voting Stock of any Foreign Subsidiary and (b) of the total outstanding Domestic Subsidiary Voting Stock of each Wholly-Owned Subsidiary that is a Domestic Subsidiary that is treated as a disregarded entity for United States federal income tax purposes if substantially all of its assets consist of the Equity Interests of one or more Foreign Subsidiaries that are controlled foreign corporation within the meaning of Section 957 of the Code, in each case, required to be pledged hereunder; provided that no Equity Interests that are Excluded Assets under clauses (b), (c), (d), (e), (f), (i) or (j) of the definition thereof shall constitute Pledged Equity Interests as long as such Equity Interests remain Excluded Assets.

“Pledged Notes” means (a) all promissory notes listed on Schedule 2, (b) all Intercompany Notes at any time issued to any Grantor and (c) all other promissory notes issued to or held by any Grantor (other than promissory notes issued in connection with extensions of trade credit by any Grantor in the ordinary course of business); provided that no promissory notes that are Excluded Assets under clauses (d), (g), or (i) of the definition thereof shall constitute Pledged Notes as long as such promissory notes remain Excluded Assets.

“Proceeds” means all “proceeds” as such term is defined in Section 9-102(a)(64) of the New York UCC on the date hereof and, in any event, shall include, without limitation, all dividends or other income from the Investment Property, collections thereon or distributions or payments with respect thereto.

“Receivable” means any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including, without limitation, any Account).

“Required Debtholders” means at any time, the holders of more than 50% of the Total Indebtedness.

“Secured Credit Parties” means the collective reference to the Secured Parties, the 2033 Noteholders and the 2033 Indenture Trustee; each sometimes individually referred to herein as a “Secured Credit Party”.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Agreements” means this Agreement and any other agreement at any time executed and/or delivered by any Grantor to or in favor of the Administrative Agent granting a Lien upon any Collateral of such Grantor, in each case as the same now or may hereafter exist and may be amended, restated, amended and restated, modified, supplemented, extended, renewed, or replaced; each sometimes individually referred to herein as a “Security Agreement”.

“Total Indebtedness” means the collective reference to (a) the Credit Facility Indebtedness and (b) the Note Indebtedness.

“Trademark Security Agreement” means an agreement substantially in the form of Annex III-C hereto.

“Trademark License”: means any rights under any written agreement providing for the grant by or to any Grantor of any right to use any Trademark, including, without limitation, any of the foregoing referred to in Schedule 6.

“Trademarks” means (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired by any Grantor, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, including, without limitation, any of the foregoing referred to in Schedule 6, and (ii) the right to obtain all renewals thereof.

“Unasserted Contingent Obligations” means at any time, Obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities (excluding (i) Obligations in respect of the principal of, and interest and premium (if any) on, and fees and expenses relating to, any Obligation and (ii) contingent reimbursement obligations in respect of amounts that may be drawn under outstanding LC Exposure or contingent payments that may be payable upon termination of a Swap Agreement or a Treasury Services Agreement) in respect of which no assertion of liability (whether oral or written) and no claim or demand for payment (whether oral or written) has been made (and, in the case of Obligations for indemnification, no notice for indemnification has been issued by the indemnitee) at such time.

“USCO” means the United States Copyright Office.

“USPTO” means the United States Patent and Trademark Office.

1.2 Other Definitional Provisions.

(a) The words “hereof,” “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

(b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(c) Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.

SECTION 2. GUARANTEE

2.1 Guarantee.

(a) Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Administrative Agent, for the ratable benefit of the Secured Credit Parties and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Credit Facility Obligations.

(b) Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Loan Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 2.2).

(c) Each Guarantor agrees that the Credit Facility Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of any Secured Credit Party hereunder.

(d) The guarantee contained in this Section 2 shall remain in full force and effect until all the Credit Facility Obligations and the obligations of each Guarantor under the guarantee contained in this Section 2 shall have been satisfied by payment in full (other than Unasserted Contingent Obligations that are not then due and payable and demanded), no Letter of Credit shall be outstanding (unless the LC Exposure related thereto has been cash collateralized as required by Section 2.05(j) of the Credit Agreement) and the Commitments shall be terminated, notwithstanding that from time to time during the term of the Credit Agreement the Borrower may be free from any Credit Facility Obligations.

(e) No payment made by the Borrower, any of the Guarantors, any other guarantor or any other Person or received or collected by any Secured Credit Party from the Borrower, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Credit Facility Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Credit Facility Obligations or any payment received or collected from such Guarantor in respect of the Credit Facility Obligations), remain liable for the Credit Facility Obligations up to the maximum liability of such Guarantor hereunder until the Credit Facility Obligations are paid in full (other than Unasserted Contingent Obligations that are not then due and payable and demanded), no Letter of Credit shall be outstanding (unless the LC Exposure related thereto has been cash collateralized as required by Section 2.05(j) of the Credit Agreement) and the Commitments are terminated.

2.2 Right of Contribution. Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment. Each Guarantor’s right of contribution shall be subject to the terms and conditions of Section 2.3. The provisions of this Section 2.2 shall in no respect limit the obligations and liabilities of any Guarantor to the Secured Credit Parties and each Guarantor shall remain liable to the Secured Credit Parties for the full amount guaranteed by such Guarantor hereunder.

2.3 No Subrogation. Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by any Secured Party, no Guarantor shall be entitled to be subrogated to any of the rights of any Secured Party against the Borrower or any other Guarantor or any collateral security or guarantee or right of offset held by any Secured Party for the payment of the Credit Facility Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Secured Parties by the Guarantors on account of the Credit Facility Obligations are paid in full (other than Unasserted Contingent Obligations that are not then due and payable and demanded), no Letter of Credit shall be outstanding (unless the LC Exposure related thereto has been cash collateralized as required by Section 2.05(j) of the Credit Agreement) and the Commitments are terminated. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Credit Facility Obligations shall not have been paid in full (other than Unasserted Contingent Obligations that are not then due and payable and demanded), such amount shall be held by such Guarantor in trust for the Secured Parties, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Administrative Agent in the form received by such Guarantor (duly indorsed by such Guarantor to the Administrative Agent, if required), to be applied against the Credit Facility Obligations, whether matured or unmatured, as the Administrative Agent may determine in accordance with Section 6.5.

2.4 Amendments, etc. with respect to the Credit Facility Obligations. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Credit Facility Obligations made by any Secured Party may be rescinded by such Secured Party and any of the Credit Facility Obligations continued, and the Credit Facility Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by any Secured Party, and the Credit Agreement and the other Loan Documents, any Swap Agreement, and Treasury Services Agreement and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, in accordance with their respective terms, and any collateral security, guarantee or right of offset at any time held by any Secured Party for the payment of the Credit Facility Obligations may be sold, exchanged, waived, surrendered or released. No Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Credit Facility Obligations or for the guarantee contained in this Section 2 or any property subject thereto.

2.5 Guarantee Absolute and Unconditional. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Credit Facility Obligations and notice of or proof of reliance by any Secured Party upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; the Credit Facility Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between the Borrower and any of the Guarantors, on the one hand, and the Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2. To the extent permitted by applicable law, each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or any of the Guarantors with respect to the Credit Facility Obligations. Each Guarantor understands and agrees that the guarantee contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of the Credit Agreement or any other Loan Document, any Swap Agreement, any Treasury Services Agreement, any of the Credit Facility Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by any Secured Party, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower or any other Person against any Secured Party, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Credit Facility Obligations, or of such Guarantor under the guarantee contained in this Section 2, in bankruptcy or in any other instance, other than termination of this guarantee pursuant to the terms of this Section 2. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, any Secured Party may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Borrower, any other Guarantor or any other Person or against any collateral security or guarantee for the Credit Facility Obligations or any right of offset with respect thereto, and any failure by any Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of any Secured Party against any Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

2.6 Reinstatement. The guarantee contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Credit Facility Obligations is rescinded or must otherwise be restored or returned by any Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

2.7 Payments. Each Guarantor hereby guarantees that payments hereunder will be paid to the Administrative Agent without set-off or counterclaim in dollars as specified in Section 2.18 of the Credit Agreement.

2.8 Representations in Credit Agreement. Each Guarantor hereby represents and warrants to each Secured Party that, in the case of such Guarantor, the representations and warranties set forth in Article III of the Credit Agreement as they relate to such Guarantor or to the Loan Documents to which such Guarantor is a party, each of which is hereby incorporated herein by reference, are true and correct, and the Administrative Agent and each Secured Party shall be entitled to rely on each of them as if they were fully set forth herein; provided, that each reference in each such representation and warranty to the Borrower’s knowledge shall, for the purposes of this Section 2.8, be deemed to be a reference to such Guarantor’s knowledge.

2.9 Covenants in Credit Agreement. In the case of each Guarantor, such Guarantor shall take, or shall refrain from taking, as the case may be, each action that is necessary to be taken or not taken as set forth in Articles V and VI, or in any other Loan Document, as the case may be, so that no Default or Event of Default is caused by the failure to take such action or to refrain from taking such action by such Guarantor or any of its Subsidiaries.

SECTION 3. GRANT OF SECURITY INTEREST

3.1 Grant of Security Interest. Each Grantor hereby assigns and transfers to the Administrative Agent, and hereby grants to the Administrative Agent, for the ratable benefit of the Secured Credit Parties, a security interest in, all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor’s Obligations:

(a) all Accounts;

(b) all Chattel Paper;

(c) all Contracts;

(d) all Deposit Accounts;

(e) all Documents (other than title documents with respect to Vehicles);

(f) all Equipment;

(g) all Fixtures;

(h) all General Intangibles;

(i) all Instruments;

(j) all Intellectual Property;

(k) all Inventory;

(l) all Investment Property;

(m) all Letter-of-Credit Rights;

(n) all Commercial Tort Claims with a potential value in excess of $1,000,000, including, without limitation, those identified in Schedule 7;

(o) all Goods and other property not otherwise described above (except for any property specifically excluded from any clause in this section above, and any property specifically excluded from any defined term used in any clause of this section above);

(p) all books and records pertaining to the Collateral; and

(q) to the extent not otherwise included, all Proceeds, Supporting Obligations and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing;

provided, however, that notwithstanding any of the other provisions set forth in this Section 3, this Agreement shall not constitute a grant of a security interest in any Excluded Assets. For the avoidance of doubt, any grant of a security interest by a Grantor in its Intellectual Property Collateral hereunder shall not in and of itself constitute a transfer or assignment of such Intellectual Property Collateral to the Administrative Agent.

Notwithstanding anything to the contrary in this Agreement or the other Loan Financing Agreements, none of the Grantors shall be required (i) to perfect the security interests granted by this Agreement (including security interests in Investment Property and Fixtures) by any means other than by (A) filings pursuant to the UCC of the relevant State(s) (excluding fixture filings in respect of any Real Property (unless such filing is required to satisfy Section 4.01 of the Credit Agreement, the Collateral and Guarantee Requirement and/or Section 5.10 of the Credit Agreement)), (B) filings in United States government offices with respect to Intellectual Property Collateral as expressly required elsewhere herein, (C) delivery to the Administrative Agent to be held in its possession of all Collateral consisting of Pledged Equity Interests and Pledged Notes as expressly required elsewhere herein, (D) other methods expressly provided herein or (E) with respect to Pledged Equity Interests of Foreign Subsidiaries, pledge agreements under applicable local law if requested by the Administrative Agent (it being understood that no such pledge agreements under this clause (E) shall be required until 75 days after the date hereof or such later date by which the applicable Grantor is able to deliver any such pledge agreement after using commercially reasonable efforts), (ii) to enter into any deposit account control agreement or securities account control agreement with respect to any deposit account or securities account, (iii) to take any action (other than the actions listed in clause (i)(A), (C) and (E) above) with respect to any assets located outside of the United States, including, without limitation, Intellectual Property filed in any jurisdiction outside of the United States, (iv) to perfect in any assets subject to a certificate of title statute, or (v) to deliver any Pledged Equity Interests, other than the Pledged Equity Interests of any Domestic Subsidiary or Foreign Subsidiary representing Equity Interests pledged hereunder.

3.2 Acknowledgement of Liens; Pari Passu Basis. Each Secured Credit Party hereby acknowledges that the Administrative Agent, acting for and on behalf of the other Secured Credit Parties, (a) has been granted a Lien upon the Collateral and (b) holds the Collateral as agent under this Agreement and the other Security Agreements for the equal and ratable benefit of the Secured Credit Parties as provided herein. Notwithstanding the order or time of attachment, or the order, time or manner of perfection, or the order or time of filing or recordation of any document or instrument, or other method of perfecting a Lien in favor of the Administrative Agent in any Collateral, and notwithstanding any conflicting provisions, terms or conditions of the New York UCC or any other applicable law or the Loan Documents or the Indenture Documents or any other circumstance whatsoever, each of the Secured Credit Parties expressly agrees that the Lien granted to the Administrative Agent in the Collateral shall secure the Credit Facility Obligations and the Borrower Noteholder Obligations on a pari passu basis for the benefit of the respective Secured Credit Parties.

SECTION 4. REPRESENTATIONS AND WARRANTIES

To induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby represents and warrants to the Administrative Agent and each Secured Credit Party that:

4.1 Title; No Other Liens. Except for the security interest granted to the Administrative Agent for the ratable benefit of the Secured Credit Parties pursuant to this Agreement and the other Liens permitted to exist on the Collateral by the Credit Agreement, such Grantor owns each item of the Collateral free and clear of any and all Liens or claims of others. No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Administrative Agent, for the ratable benefit of the Secured Credit Parties, pursuant to this Agreement or as are permitted by the Credit Agreement. For the avoidance of doubt, it is understood and agreed that any Grantor may, in the ordinary course of its business consistent with past practice, grant licenses to third parties to use Intellectual Property Collateral owned or developed by a Grantor. For purposes of this Agreement and the other Loan Documents, such licensing activity shall not constitute a “Lien” on such Intellectual Property Collateral. Each Secured Credit Party understands that any such licenses may be exclusive to the applicable licensees, and such exclusivity provisions may limit the ability of the Administrative Agent to utilize, sell, lease or transfer the related Intellectual Property Collateral or otherwise realize value from such Intellectual Property Collateral pursuant hereto.

4.2 Perfected First Priority Liens. The security interests granted pursuant to this Agreement create a valid security interest, and upon the filing of the appropriate financing statements in the jurisdictions listed on Schedule 4, a perfected security interest, in all of the Collateral in favor of the Administrative Agent, for the ratable benefit of the Secured Credit Parties, as collateral security for such Grantor’s Obligations with respect to which a security interest may be perfected by filing pursuant to the UCC, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase any Collateral from such Grantor and are prior to all other Liens on the Collateral in existence on the date hereof except for Permitted Liens.

4.3 Jurisdiction of Organization; Chief Executive Office. On the date hereof, such Grantor’s jurisdiction of organization, identification number from the jurisdiction of organization (if any), and the location of such Grantor’s chief executive office or sole place of business or principal residence, as the case may be, are specified on Schedule 4. Such Grantor has furnished to the Administrative Agent a certified charter, certificate of incorporation or other organization document and long-form good standing certificate as of a date which is recent to the date hereof.

4.4 Inventory and Equipment. On the date hereof, the Inventory and the Equipment (other than mobile goods) are kept at the locations listed on Schedule 5.

4.5 Farm Products. None of the Collateral constitutes, or is the Proceeds of, Farm Products.

4.6 Investment Property.

(a) The shares of Pledged Equity Interests pledged by such Grantor hereunder constitute all the issued and outstanding shares of all classes of the Equity Interests of each Issuer owned by such Grantor, except (i) to the extent the pledge of any Foreign Subsidiary Voting Stock by one or more Grantors owning the Foreign Subsidiary Voting Stock of a Foreign Subsidiary would result in more than 65% of the total outstanding Foreign Subsidiary Voting Stock of such Foreign Subsidiary being pledged hereunder and (ii) to the extent the pledge of any Domestic Subsidiary Voting Stock by one or more Grantors owning the Domestic Subsidiary Voting Stock of a Domestic Subsidiary would result in more than 65% of the total outstanding of each Wholly-Owned Subsidiary that is a Domestic Subsidiary that is treated as a disregarded entity for United States federal income tax purposes if substantially all of its assets consist of the Equity Interests of one or more Foreign Subsidiaries that are controlled foreign corporation within the meaning of Section 957 of the Code, being pledged hereunder.

(b) All the shares of Pledged Equity Interests have been duly and validly issued and are fully paid and nonassessable.

(c) Each of the Pledged Notes which has an obligor that is a Grantor, and to the knowledge of each Grantor, each of the Pledged Notes which has an obligor that is a not a Grantor, constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

(d) Such Grantor is the record and beneficial owner of, the Investment Property pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interest created by this Agreement, any Liens permitted by the Credit Agreement, and stock options granted to employees or directors of any Grantor and the qualifying shares of any Grantor’s directors.

4.7 Receivables.

(a) No amount payable to such Grantor under or in connection with any Receivable is evidenced by any Instrument or Chattel Paper which has not been delivered to the Administrative Agent, except as otherwise permitted under Section 5.1(b).

(b) None of the obligors on any Receivables with an invoice amount in excess of $2,500,000 is a Governmental Authority.

(c) The amounts represented by such Grantor to the Secured Credit Parties from time to time as owing to such Grantor in respect of the Receivables will at such times be accurate in all material respects as of the date presented.

4.8 Contracts.

(a) Except as set forth in Schedule 3.03 of the Credit Agreement, no consent of any party (other than such Grantor) to any Material Contract is required, or purports to be required, in connection with the execution, delivery and performance of this Agreement, except as has been obtained.

(b) Each Material Contract is in full force and effect and constitutes a valid and legally enforceable obligation of the parties thereto, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

(c) No consent or authorization of, filing with or other act by or in respect of any Governmental Authority is required in connection with the execution, delivery, performance, validity or enforceability of any of the Material Contracts by any party thereto other than those which have been duly obtained, made or performed, are in full force and effect.

(d) Neither such Grantor nor (to such Grantor’s knowledge) any of the other parties to the Material Contracts is in default in the performance or observance of any of the terms thereof in any manner that, in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(e) The right, title and interest of such Grantor in, to and under the Material Contracts are not subject to any defenses, offsets, counterclaims or claims that, in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(f) No amount payable to such Grantor under or in connection with any Material Contract is evidenced by any Instrument or Chattel Paper which has not been delivered to the Administrative Agent except as otherwise permitted under Section 5.1(b) or 5.1(d).

4.9 Intellectual Property.

(a) Schedule 6 lists all registered Intellectual Property owned by such Grantor in its own name on the date hereof.

(b) On the date hereof, all material Intellectual Property of such Grantor described on Schedule 6 is valid, subsisting, unexpired and enforceable, and has not been abandoned.

(c) Except as set forth in Schedule 6, on the date hereof, none of the Intellectual Property is the subject of any licensing or franchise agreement pursuant to which such Grantor is the licensor or franchisor.

(d) On the date hereof, no holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question the validity of, or such Grantor’s rights in, any material Intellectual Property Collateral in any respect that could reasonably be expected to have a Material Adverse Effect.

4.10 Commercial Tort Claims.

(a) On the date hereof, except to the extent listed in Section 3.1 above, no Grantor has rights in any Commercial Tort Claim with potential value in excess of $1,000,000.

(b) Upon the filing of a financing statement describing in reasonable detail any Commercial Tort Claim referred to in Section 5.11 hereof against such Grantor in the jurisdiction specified in Schedule 3 hereto, the security interest granted in such Commercial Tort Claim will constitute a valid perfected security interest in favor of the Administrative Agent, for the ratable benefit of the Secured Credit Parties, as collateral security for such Grantor’s Obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase such Collateral from Grantor, which security interest shall be prior to all other Liens on such Collateral except for unrecorded liens permitted by the Credit Agreement which have priority over the Liens on such Collateral by operation of law.

SECTION 5. COVENANTS

Each Grantor covenants and agrees with the Secured Credit Parties that, from and after the date of this Agreement until the Obligations shall have been paid in full (other than Unasserted Contingent Obligations that are not then due and payable and demanded), no Letter of Credit shall be outstanding (unless the LC Exposure related thereto has been cash collateralized as required by Section 2.05(j) of the Credit Agreement) and the Commitments shall have terminated:

5.1 Delivery of Instruments, Certificated Securities and Chattel Paper.

(a) Each Grantor agrees to deliver on the Closing Date all Pledged Equity Interests and Pledged Notes owned by it on the Closing Date to the Administrative Agent and with respect to any Pledged Equity Interests and Pledged Notes issued or acquired after the Closing Date, it agrees to deliver or cause to be delivered as promptly as practicable (and in any event, within 45 days after the date of acquisition thereof or such longer period as to which the Administrative Agent may agree in its reasonable discretion) to the Administrative Agent, for the benefit of the Secured Credit Parties, any and all such Pledged Equity Interests (other than any uncertificated securities, but only for so long as such securities remain uncertificated) and Pledged Notes to the extent such Pledged Notes, in the case of promissory notes or other instruments evidencing Indebtedness, are required to be delivered pursuant to Section 5.1(b).

(b) The Grantors will cause any Indebtedness under clauses (a) and (b) of the definition thereof owed to any Grantor by such Person having a principal amount in excess of the Dollar Equivalent of (i) $2,000,000 individually or (ii) when aggregated with all other such Indebtedness for which this clause has not been satisfied, $4,000,000 in the aggregate, to be evidenced by a duly executed promissory note that is pledged and delivered to the Administrative Agent, for the benefit of the Secured Credit Parties, pursuant to the terms hereof; provided that all Intercompany Notes, regardless of amount, shall be pledged and delivered to the Administrative Agent, for the benefit of the Secured Credit Parties.

(c) Upon delivery to the Administrative Agent, (i) any Pledged Equity Interests shall be accompanied by stock or security powers duly executed in blank or other instruments of transfer reasonably satisfactory to the Administrative Agent and by such other instruments and documents as the Administrative Agent may reasonably request and (ii) all other property comprising part of the Pledged Notes shall be accompanied by proper instruments of assignment or transfer duly executed by the applicable Grantor and such other instruments or documents as the Administrative Agent may reasonably request. Each delivery of Pledged Equity Interests and Pledged Notes shall be accompanied by a schedule describing the securities, which schedule shall be attached hereto as Schedule 2 and made a part hereof; provided that failure to attach any such schedule hereto shall not affect the validity of such pledge of such Pledged Equity Interests and Pledged Notes. Each schedule so delivered shall supplement any prior schedules so delivered.

(d) If any amount in excess of $2,000,000 individually, or $4,000,000 in the aggregate payable under or in connection with any of the Collateral shall be or become evidenced by any Chattel Paper, such Chattel Paper shall be immediately delivered to the Administrative Agent, duly indorsed in a manner reasonably satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Agreement.

(e) Any limited liability company and any limited partnership controlled by any Grantor shall either (i) not include in its operative documents any provision that any Equity Interests in such limited liability company or such limited partnership be a “security” as defined under Article 8 of the UCC or (ii) certificate any Equity Interests in any such limited liability company or such limited partnership; provided that there shall be no such obligation with respect to any Equity Interests that are Excluded Assets under clauses (d), (e), (f), (i) or (j) of the definition thereof, as long as such Equity Interests remain Excluded Assets. To the extent an interest in any limited liability company or limited partnership controlled by any Grantor and pledged under Section 3.1 is certificated or becomes certificated, (i) each such certificate shall be delivered to the Administrative Agent, pursuant to Section 5.1(a) and (ii) such Grantor shall fulfill all other requirements under Section 5.1(c) applicable in respect thereof. Each Grantor hereby agrees that if any of the Pledged Equity Interests are at any time not evidenced by certificates of ownership, then each applicable Grantor shall, to the extent permitted by applicable law, (i) if necessary or desirable to perfect a security interest in such Pledged Equity Interests, cause such pledge to be recorded on the equityholder register or the books of the issuer, execute any customary pledge forms or other documents necessary or appropriate to complete the pledge and give the Administrative Agent the right to transfer such Pledged Equity Interests under the terms hereof, and (ii) after the occurrence and during the continuance of any Event of Default, upon request by the Administrative Agent, (A) cause the organization documents of each such issuer that is a Subsidiary of the Borrower to be amended to provide that such Pledged Equity Interests shall be treated as “securities”

for purposes of the UCC and (B) cause such Pledged Equity Interests to become certificated and delivered to the Administrative Agent.

5.2 Maintenance of Insurance.

(a) Such Grantor will maintain, with financially sound and reputable companies, insurance policies (i) insuring the Inventory and Equipment against loss by fire, explosion, theft and such other casualties as are usually insured against in the same general area by companies engaged in the same or a similar business and owning similar properties, or as may otherwise be reasonably satisfactory to the Administrative Agent and (ii) insuring such Grantor, the Administrative Agent and the Secured Credit Parties against liability for personal injury and property damage relating to such Inventory and Equipment, such policies to be in such form and amounts and having such coverage as may be usual and customary for companies in the same general area engaged in the same or a similar business and owning similar properties, or as may otherwise be reasonably satisfactory to the Administrative Agent.

(b) All such insurance shall (i) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 10 days after receipt by the Administrative Agent of written notice thereof, and (ii) name the Administrative Agent as insured party or loss payee.

(c) The Borrower shall deliver to the Administrative Agent (i) a report verifying such Grantor’s proof of coverage provided by a reputable insurance broker with respect to such insurance substantially concurrently with the delivery by the Borrower to the Administrative Agent of its audited annual financial statements for each fiscal year and (ii) such supplemental reports with respect thereto, in the case of each of clauses (i) and (ii), as the Administrative Agent may from time to time reasonably request.

5.3 Maintenance of Perfected Security Interest; Further Documentation.

(a) Such Grantor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 4.2 and shall defend such security interest against the claims and demands of all Persons whomsoever (except as otherwise permitted under the Credit Agreement and the other Loan Documents).

(b) Such Grantor will, if reasonably requested by the Administrative Agent, furnish to the Administrative Agent from time to time statements and schedules further identifying and describing the assets and property of such Grantor and such other reports in connection with the Collateral as the Administrative Agent may reasonably request, all in reasonable detail.

(c) At any time and from time to time, upon the reasonable request of the Administrative Agent in writing, and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Administrative Agent may reasonably request in writing for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, (i) filing any financing or continuation statements under the UCC (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby and (ii) in the case of Investment Property (other than security entitlements), Letter-of-Credit Rights and any other relevant Collateral, taking any actions necessary to enable the Administrative Agent to obtain “control” (within the meaning of the applicable Uniform Commercial Code) with respect thereto.

5.4 Changes in Locations, Name, etc. Such Grantor will not, except upon 15 days’ prior written notice to the Administrative Agent and delivery to the Administrative Agent of all additional authorized financing statements and other documents reasonably requested by the Administrative Agent to maintain the validity, perfection and priority of the security interests provided for herein, (a) change its jurisdiction of organization or the location of its chief executive office or sole place of business or principal residence from that referred to in Section 4.3 or (b) change its name. Such Grantor will deliver to the Administrative Agent concurrently with the delivery of the financial statements required to be delivered pursuant to Section 5.01(a) of the Credit Agreement, a written supplement to Schedule 5 showing any additional location at which Inventory or Equipment shall be kept.

5.5 Notices. Such Grantor will advise the Administrative Agent promptly, in reasonable detail, of:

(a) any Lien (other than security interests created hereby or Liens permitted under the Credit Agreement) on any of the Collateral which would adversely affect the ability of the Administrative Agent to exercise any of its remedies hereunder; and

(b) of the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the security interests created hereby.

5.6 Investment Property.

(a) If such Grantor shall become entitled to receive or shall receive any stock certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Equity Interests of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Equity Interests, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Secured Credit Parties, hold the same in trust for the Secured Credit Parties and deliver the same forthwith to the Administrative Agent in the exact form received, duly indorsed by such Grantor to the Administrative Agent, if required, together with an undated stock power covering such certificate duly executed in blank by such Grantor, to be held by the Administrative Agent, subject to the terms hereof, as additional collateral security for the Obligations. Any sums paid upon or in respect of the Investment Property upon the liquidation or dissolution of any Issuer shall be paid over to the Administrative Agent to be held by it hereunder as additional collateral security for the Obligations, and in case any distribution of capital shall be made on or in respect of the Investment Property or any property shall be distributed upon or with respect to the Investment Property pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Administrative Agent, be delivered to the Administrative Agent to be held by it hereunder as additional collateral security for the Obligations. If any sums of money or property so paid or distributed in respect of the Investment Property shall be received by such Grantor, such Grantor shall, until such money or property is paid or delivered to the Administrative Agent, hold such money or property in trust for the Secured Credit Parties, segregated from other funds of such Grantor, as additional collateral security for the Obligations.

(b) Without the prior written consent of the Administrative Agent or except as otherwise permitted under the Credit Agreement, such Grantor (other than the Borrower) will not (i) vote to enable, or take any other action to permit, any Issuer to issue any Equity Interests of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock or other equity securities of any nature of any Issuer, (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Investment Property or Proceeds thereof, (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Investment Property or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement or (iv) enter into any agreement or undertaking restricting the right or ability of such Grantor or the Administrative Agent to sell, assign or transfer any of the Investment Property or Proceeds thereof.

(c) In the case of each Grantor which is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Investment Property issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Administrative Agent promptly in writing of the occurrence of any of the events described in Section 5.6(a) and (b) with respect to the Investment Property issued by it and (iii) the terms of Sections 6.3(c) and 6.7 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.3(c) or 6.7 with respect to the Investment Property issued by it.

5.7 Receivables.

(a) Grantor may make the following adjustments to any Receivable in the ordinary course of business consistent with its past practice or otherwise pursuant to sound business judgment, including, without limitation, the following: (i) grant an extension of the time of payment of a Receivable, (ii) compromise or settle a Receivable for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of a Receivable, or (iv) allow a credit or discount on a Receivable.

(b) Such Grantor will deliver to the Administrative Agent a copy of each material demand, notice or document received by it that questions or calls into doubt the validity or enforceability of more than 7.5% of the aggregate amount of the then outstanding Receivables.

5.8 Contracts. Such Grantor will deliver to the Administrative Agent a copy of each material demand, notice or document received by it relating in any way to any Material Contract that questions the validity or enforceability of such Material Contract.

5.9 Intellectual Property.

(a) Such Grantor (either itself or through licensees) will (i) continue to use each material Trademark included in the Collateral on each and every trademark class of goods applicable to its current line as reflected in its current catalogs, brochures and price lists in order to maintain such Trademark in full force free from any claim of abandonment for non-use at least in a manner substantially consistent with past business practice, (ii) maintain the quality of products and services offered under such Trademark at least in a manner substantially consistent with past business practice, (iii) use such Trademark with the appropriate notice of registration and all other notices and legends required by applicable Requirements of Law, (iv) not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless the Administrative Agent, for the ratable benefit of the Secured Credit Parties, shall obtain a perfected security interest in such mark pursuant to this Agreement, and (v) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby such Trademark may become invalidated or impaired in any way.

(b) Such Grantor (either itself or through licensees) will not do any act, or omit to do any act, whereby any material Patent included in the Collateral may become forfeited, abandoned or dedicated to the public.

(c) Such Grantor (either itself or through licensees) (i) will employ each material Copyright included in the Collateral at least in a manner substantially consistent with past business practice and

(ii) will not (and will not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any material portion of such Copyrights may become invalidated or otherwise impaired. Such Grantor will not (either itself or through licensees) do any act whereby any material portion of such Copyrights may fall into the public domain.

(d) Such Grantor (either itself or through licensees) will not do any act that knowingly uses any material Intellectual Property Collateral to infringe the Intellectual Property rights of any other Person.

(e) Such Grantor will notify the Administrative Agent immediately if it knows that any application or registration relating to any material Intellectual Property Collateral may become forfeited, abandoned or dedicated to the public, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the USPTO, the USCO or any court or tribunal in any country) regarding such Grantor’s ownership of, or the validity of, any material Intellectual Property or such Grantor’s right to register the same or to own and maintain the same.

(f) Whenever such Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Intellectual Property with the USPTO, the USCO or any similar office or agency in any other country or any political subdivision thereof, such Grantor shall report such filing to the Administrative Agent within five Business Days after the last day of the fiscal quarter in which such filing occurs. Upon request of the Administrative Agent, such Grantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as the Administrative Agent may reasonably request to evidence the Secured Credit Parties’ security interest in any Copyright, Patent or Trademark and the goodwill and general intangibles of such Grantor relating thereto or represented thereby, in each case, included in the Collateral.

(g) Such Grantor will take all reasonable (taking into account the economic value thereof) and necessary steps, including, without limitation, in any proceeding before the USPTO, the USCO or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of the material Intellectual Property Collateral, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability.

(h) In the event that any material Intellectual Property Collateral is infringed, misappropriated or diluted by a third party, such Grantor shall (i) take such actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property Collateral and (ii) if such Intellectual Property Collateral is of material economic value, promptly notify the Administrative Agent after it learns thereof and, to the extent it is reasonable based on such Grantor’s sound business judgment, sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution.

5.10 Commercial Tort Claims. If such Grantor shall obtain an interest in any Commercial Tort Claim with a potential value in excess of $1,000,000, such Grantor shall within 30 days of obtaining such interest sign and deliver documentation reasonably acceptable to the Administrative Agent granting a security interest under the terms and provisions of this Agreement in and to such Commercial Tort Claim. Upon the filing of a financing statement describing in reasonable detail such Commercial Tort Claim against such Grantor in the applicable jurisdiction specified in Schedule 3 hereto, the security interest granted in such Commercial Tort Claim will constitute a valid perfected security interest in favor of the Administrative Agent, for the ratable benefit of the Secured Credit Parties, as collateral security for such Grantor’s Obligations, enforceable in accordance with the terms hereof against all creditors of such

Grantor and any Persons purporting to purchase such Collateral from Grantor, which security interest shall be prior to all other Liens on such Collateral except for Permitted Encumbrances and unrecorded liens permitted by the Credit Agreement which have priority over the Liens on such Collateral by operation of law.

SECTION 6. REMEDIAL PROVISIONS

6.1 Certain Matters Relating to Receivables.

(a) The Administrative Agent shall have the right, no more than one (1) time in any 12-month period but at any time or times as Administrative Agent deems reasonably necessary after the occurrence and during the continuance of an Event of Default, to make test verifications of the Receivables in any manner and through any medium that it reasonably considers advisable on a no-names basis or in the name of the Grantor, and each Grantor shall furnish all such assistance and information as the Administrative Agent may reasonably require in connection with such test verifications. No more than one (1) time in any 12-month period but more frequently as Administrative Agent may reasonably require after the occurrence and during the continuance of an Event of Default, upon the Administrative Agent’s reasonable request and at the expense of the relevant Grantor, such Grantor shall cause independent public accountants or others reasonably satisfactory to the Administrative Agent to furnish to the Administrative Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Receivables.

(b) The Administrative Agent hereby authorizes each Grantor to collect such Grantor’s Receivables; provided that the Administrative Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default. If required by the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Receivables, when collected by any Grantor, (i) shall be forthwith (and, in any event, within three Business Days) deposited by such Grantor in the form received, duly indorsed by such Grantor to the Administrative Agent if required, in a Collateral Account identified in writing by the Administrative Agent to such Grantor maintained under the sole dominion and control of the Administrative Agent, subject to withdrawal by the Administrative Agent for the account of the Secured Credit Parties only as provided in Section 6.5, and (ii) until so turned over, shall be held by such Grantor in trust for the Secured Credit Parties, segregated from other funds of such Grantor. Each such deposit of Proceeds of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

(c) Upon the occurrence and during the continuation of an Event of Default, at the Administrative Agent’s request, each Grantor shall deliver to the Administrative Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables, including, without limitation, all original orders, invoices and shipping receipts.

6.2 Communications with Obligors; Grantors Remain Liable.

(a) Upon the occurrence and during the continuation of an Event of Default, the Administrative Agent in its own name or in the name of others may communicate with obligors under the Receivables and parties to the Contracts to verify with them to the Administrative Agent’s satisfaction the existence, amount and terms of any Receivables or Contracts.

(b) Upon the request of the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall notify obligors on the Receivables and parties to the Contracts that the Receivables and the Contracts have been assigned to the Administrative Agent for the ratable benefit of the Secured Credit Parties and that payments in respect thereof shall be made directly to the Administrative Agent.

(c) Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Receivables and Contracts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. No Secured Credit Party shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) or Contract by reason of or arising out of this Agreement or the receipt by any Secured Credit Party of any payment relating thereto, nor shall any Secured Credit Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto) or Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

6.3 Pledged Equity Interests.

(a) Unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given notice to the relevant Grantor of the Administrative Agent’s intent to exercise its corresponding rights pursuant to Section 6.3(b), each Grantor shall be permitted to receive all cash dividends paid in respect of the Pledged Equity Interests and all payments made in respect of the Pledged Notes, in each case paid in the normal course of business of the relevant Issuer and consistent with past practice, to the extent not prohibited in the Credit Agreement, and to exercise all voting and corporate rights with respect to the Investment Property; provided, however, that no vote shall be cast or corporate or other organizational right exercised or other action taken which would be inconsistent with or result in any violation of any provision of the Credit Agreement, this Agreement or any other Loan Document.

(b) If an Event of Default shall occur and be continuing and the Administrative Agent shall give notice of its intent to exercise such rights to the relevant Grantor or Grantors, (i) the Administrative Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Investment Property and make application thereof to the Obligations in the order set forth in Section 6.5, and (ii) the Administrative Agent or its nominee may thereafter solely exercise (x) all voting, corporate and other rights pertaining to such Investment Property at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Investment Property as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Investment Property upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of any Issuer, or upon the exercise by any Grantor or the Administrative Agent of any right, privilege or option pertaining to such Investment Property, and in connection therewith, the right to deposit and deliver any and all of the Investment Property with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may determine), all without liability except to account for property actually received by it, but the Administrative Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(c) Each Grantor hereby authorizes and instructs each Issuer of any Investment Property pledged by such Grantor hereunder to (i) comply with any instruction received by it from the Administrative Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying, and

(ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Investment Property directly to the Administrative Agent.

6.4 Proceeds to be Turned Over To Administrative Agent. In addition to the rights of the Secured Credit Parties specified in Section 6.1 with respect to payments of Receivables, if an Event of Default shall occur and be continuing, all Proceeds received by any Grantor consisting of cash, checks and other near-cash items shall be held by such Grantor in trust for the Secured Credit Parties, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Administrative Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Administrative Agent, if required). All Proceeds received by the Administrative Agent hereunder shall be held by the Administrative Agent in a Collateral Account maintained under its sole dominion and control. All Proceeds while held by the Administrative Agent in a Collateral Account (or by such Grantor in trust for the Secured Credit Parties) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 6.5.

6.5 Application of Proceeds. At such intervals as may be agreed upon by the Borrower and the Administrative Agent, or, if an Event of Default shall have occurred and be continuing, at any time at the Administrative Agent’s election, the Administrative Agent may apply all or any part of Proceeds constituting Collateral, whether or not held in any Collateral Account, and any proceeds of the guarantee set forth in Section 2, in payment of the Obligations in the following order (it being understood that any application of such Proceeds constituting Collateral by the Administrative Agent towards the payment of the Obligations shall be made in the following order):

First, to pay incurred and unpaid fees and expenses of the Administrative Agent under the this Agreement and any other Security Agreement;

Second, to pay pro rata (i) incurred and unpaid fees and expenses of the Administrative Agent under the other Loan Documents and (ii) incurred and unpaid fees and expenses of the 2033 Indenture Trustee under the 2033 Indenture;

Third, to the Administrative Agent, for application by it towards prepayment of the Obligations, pro rata among the Secured Credit Parties in proportion to the amounts of the outstanding Obligations then due and owing and remaining unpaid to the Secured Credit Parties; and

Fourth, any balance of such Proceeds remaining after the Obligations (other than Unasserted Contingent Obligations) shall have been paid in full (other than Unasserted Contingent Obligations that are not then due and payable and demanded), no Letters of Credit shall be outstanding (unless the LC Exposure related thereto has been cash collateralized as required by Section 2.05(j) of the Credit Agreement), the Commitments shall have terminated, except as otherwise agreed by the affected Swap Banks pursuant to the applicable Swap Agreements, any Swap Agreement shall have been terminated, and, except as otherwise agreed by the affected Treasury Services Banks pursuant to the applicable Treasury Services Agreements, any Treasury Services Agreement shall have been terminated, shall be paid over to the Borrower or to whomsoever may be lawfully entitled to receive the same. For purposes of this Section, to the extent that any Obligation is unmatured, unliquidated or contingent (other than Unasserted Contingent Obligations) at the time any distribution is to be made pursuant to clause Third above, the Administrative Agent shall allocate a portion of the amount to be distributed pursuant to such clause for the benefit of the Secured Credit Parties holding such Obligations and shall hold such amounts for the benefit of such Secured Credit Parties until such time as such Obligations become matured, liquidated and/or payable at which time such amounts shall be distributed to the holders of such Obligations to the extent necessary to pay such Obligations in full (with any excess to be distributed in accordance with this Section as if distributed at such time). In making determinations and allocations required by this Section, the Administrative Agent may conclusively rely upon information provided to it by the holder of the relevant Obligations (which, in the case of the immediately preceding sentence shall be a reasonable estimate of the amount of the Obligations) and shall not be required to, or be responsible for, ascertaining the existence of or amount of any Obligations.

6.6 Code and Other Remedies. If an Event of Default shall occur and be continuing, the Administrative Agent, on behalf of the Secured Credit Parties, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a Secured Credit Party under the New York UCC or any other applicable law. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived to the fullest extent permitted by any Requirement of Law), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of any Secured Credit Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem commercially reasonable, for cash or on credit or for future delivery without assumption of any credit risk; provided, that the Administrative Agent reserves the right to reject any and all bids at such sales, which, based on commercially reasonable judgment, it shall deem inadequate. The Administrative Agent shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. Each Grantor further agrees, at the Administrative Agent’s request, to assemble the Collateral and make it available to the Administrative Agent at places designated by the Administrative Agent that are reasonably convenient to such Grantor and the Administrative Agent, whether at such Grantor’s premises or elsewhere. The Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this Section 6.6, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Secured Credit Parties hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations, in such order as the Administrative Agent may elect, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including, without limitation, Section 9-615(a)(3) of the New York UCC, need the Administrative Agent account for the surplus, if any, to any Grantor. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against any Secured Credit Party arising out of the exercise by them of any rights hereunder. The Administrative Agent shall give each Grantor not less than 10 days’ prior notice of the time and place of any sale or other intended disposition of any of the Collateral, except any Collateral which is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market. Any such notice shall (a) in the case of a public sale, state the time and place fixed for such sale, (b) in the case of a private sale, state the day after which such sale may be consummated, (c) contain the information specified in Section 9-613 of the UCC, (d) be authenticated and (e) be sent to the parties required to be notified pursuant to Section 9-611(c) of the UCC; provided that, if the Administrative Agent fails to comply with this sentence in any respect, its liability for such failure shall be limited to the liability (if any) imposed on it as a matter of law under the UCC. The Administrative Agent and each Grantor agree that such notice constitutes reasonable notification within the meaning of Section 9-611 of the UCC.

6.7 Registration Rights.

(a) If the Administrative Agent shall determine to exercise its right to sell any or all of the Pledged Equity Interests pursuant to Section 6.6, and if in the opinion of the Administrative Agent it is reasonably necessary or advisable to have the Pledged Equity Interests, or that portion thereof to be sold, registered under the provisions of the Securities Act, the relevant Grantor will cause the Issuer thereof to (i) execute and deliver, and cause the directors and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Administrative Agent, reasonably necessary or advisable to register the Pledged Equity Interests, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) use commercially reasonable efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Equity Interests, or that portion thereof to be sold, and (iii) make all amendments thereto and/or to the related prospectus which, in the opinion of the Administrative Agent, are reasonably necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. Each Grantor agrees to cause such Issuer to comply with the provisions of the securities or “Blue Sky” laws of any and all jurisdictions which the Administrative Agent shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.

(b) Each Grantor recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Equity Interests, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Equity Interests for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

(c) Each Grantor agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Equity Interests pursuant to this Section 6.7 valid and binding and in compliance with any and all other applicable Requirements of Law. Each Grantor further agrees that a breach of any of the covenants contained in this Section 6.7 will cause irreparable injury to the Administrative Agent and the Lenders, that the Administrative Agent and the Lenders have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 6.7 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Credit Agreement.

6.8 Subordination. Each Grantor hereby agrees that, upon the occurrence and during the continuance of an Event of Default, unless otherwise agreed by the Administrative Agent, all Indebtedness owing by it to any Subsidiary of the Borrower shall be fully subordinated to the final payment in full in cash of such Grantor’s Obligations (other than Unasserted Contingent Obligations that are not then due and payable and demanded).

6.9 Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations.

6.10 Default Notice.

(a) If the Administrative Agent at any time receives a Default Notice, the Administrative Agent will promptly provide a copy of such Default Notice to the 2033 Indenture Trustee. Thereafter, the Administrative Agent may (and at the written request of Required Debtholders shall) exercise and enforce the Administrative Agent’s interest, rights, powers and remedies in respect of the Collateral or under this Agreement or any other Security Agreement or applicable law. Unless it has been directed to the contrary by Required Debtholders, the Administrative Agent in any event may (but will not be obligated to) take or refrain from taking any such action with respect to an Event of Default as it may deem reasonably advisable and in the best interest of the Secured Credit Parties.

(b) The Administrative Agent will not be required to inquire as to the occurrence or absence of any Event of Default and will not be affected by or required to act upon any notice or knowledge as to the occurrence of any Event of Default unless and until it receives a Default Notice.

(c) In connection with any vote of Required Debtholders under this Agreement, the votes of each Secured Credit Party entitled to vote thereon shall be cast in the manner provided by the terms of the corresponding Loan Documents or Indenture Documents, as applicable. Each Secured Credit Party entitled to vote shall have the number of votes equal to the aggregate outstanding principal amount of Total Indebtedness held by such Secured Credit Party, as applicable.

SECTION 7. THE ADMINISTRATIVE AGENT

7.1 Appointment, Powers and Immunities. Each Secured Credit Party hereby irrevocably designates, appoints and authorizes JPMorgan Chase Bank, N.A. to act as Administrative Agent hereunder and under the Security Agreements with such powers as are specifically delegated to the Administrative Agent by the terms of this Agreement and any Security Agreement, together with such other powers as are reasonably incidental thereto. The Administrative Agent (a) shall have no duties or responsibilities except those expressly set forth in this Agreement, and shall not by reason of this Agreement or any Security Agreement be a trustee or fiduciary for any Secured Credit Party; (b) shall not be responsible to the Secured Credit Parties for any recitals, statements, representations or warranties contained in this Agreement or in any of the Security Agreements, or in any certificate or other document referred to or provided for in, or received by any of them under this Agreement or any Security Agreement, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any Security Agreement or any other document referred to or provided for herein or therein or for any failure by any Grantor or any other Person to perform any of its obligations hereunder or thereunder; and (c) shall not be responsible to the Secured Credit Parties for any action taken or omitted to be taken by it hereunder or under any Security Agreement or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct as determined by a final non-appealable order of a court of competent jurisdiction. The Administrative Agent may employ agents and attorneys-in-fact selected by it in good faith. Without limiting the generality of the foregoing, the Administrative Agent may, at its option, delegate any of its rights and powers under any Security Agreement with respect to Collateral located outside the United States to an affiliate of the Administrative Agent having offices outside the United States.

7.2 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telecopy,

telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, without inquiry or investigation and upon advice and statements of legal counsel, independent accountants and other experts selected by the Administrative Agent. As to any matters not expressly provided for by this Agreement or any other Security Agreement, the Administrative Agent shall be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with instructions given by the Administrative Agent or the 2033 Indenture Trustee, and such instructions of the Administrative Agent or the 2033 Indenture Trustee, as the case may be, and any action taken or failure to act pursuant thereto shall be binding on all Secured Credit Parties.

7.3 Indemnification. The Secured Parties agree to indemnify the Administrative Agent (to the extent not reimbursed by the Borrower and without limiting the obligations of the Grantors) ratably, in accordance with their pro rata share, for any and all claims of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Administrative Agent (including by any Secured Party) arising out of or by reason of any investigation in or in any way relating to or arising out of this Agreement or any other Security Agreement or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including the reasonable costs and expenses that the Administrative Agent is obligated to pay) or the enforcement of any of the terms hereof or thereof or of any such other documents; provided, that, no Secured Party shall be liable for any of the foregoing to the extent it arises from the gross negligence or willful misconduct of the Administrative Agent as determined by a final non-appealable judgment of a court of competent jurisdiction.

7.4 Non-Reliance on Administrative Agent and other Secured Credit Parties. Each Secured Credit Party agrees that it has independently and without reliance on the Administrative Agent or any other Secured Credit Party, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and the other Grantors and has made its own decision to enter into its Financing Agreements and that it will, independently and without reliance upon the Administrative Agent or any other Secured Credit Party, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under its Financing Agreements. The Administrative Agent shall not be required to keep itself informed as to the performance or observance by any Grantor of any term or provision of this Agreement or any other Security Agreement or any other document referred to or provided for herein or therein or to inspect the properties or books of any Grantor. The Administrative Agent shall not have any duty or responsibility to provide any Secured Credit Party with any credit or other information concerning the affairs, financial condition or business of any Grantor that may come into the possession of the Administrative Agent.

7.5 Failure to Act. Except for any action expressly required of the Administrative Agent hereunder, the Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder and under any Security Agreement unless it shall receive further assurances to its satisfaction from the Secured Parties of their indemnification obligations under Section 7.3 hereof against any and all liability and reasonable expense that may be incurred by it by reason of taking or continuing to take any such action.

7.6 Agency for Perfection. The Administrative Agent and each Secured Credit Party hereby appoints each other Secured Credit Party as agent for the purpose of perfecting the security interests in and liens upon the Collateral, which, in accordance with the UCC as from time to time in effect can be perfected only by possession. Should any Secured Credit Party obtain possession of any Collateral, such Secured Party shall promptly notify the Administrative Agent thereof, and promptly upon the Administrative Agent’s request therefore shall deliver such Collateral to the Administrative Agent or in accordance with the Administrative Agent’s instructions.

7.7 Resignation. Upon prior written notice to each of the Borrower and the 2033 Indenture Trustee, the Administrative Agent may resign at any time. In the event of any such resignation, the Administrative Agent shall have the right to appoint a successor agent reasonably acceptable to each of the Administrative Agent and the 2033 Indenture Trustee (and, so long as no Event of Default has occurred and is continuing, the Borrower whose consent shall not be unreasonably withheld). Upon the acceptance of any appointment as agent hereunder by a successor agent, the successor agent shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative l Agent and the retiring Administrative Agent shall have no further duties and obligations hereunder. After any retiring Administrative Agent’s resignation hereunder, the provisions of this Section 7 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

7.8 Concerning the Collateral and the Security Agreements.

(a) Each Secured Party ratifies and confirms the Administrative Agent entering into this Agreement and authorizes and directs the Administrative Agent to enter into such additional Security Agreements as the Administrative Agent may determine to enter into from time to time. Each Secured Credit Party agrees that any action taken by the Administrative Agent in accordance with the terms of this Agreement or any other Security Agreements relating to the Collateral, and the exercise by Administrative Agent of its powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Secured Credit Parties.

(b) The Administrative Agent shall have no obligation whatsoever to any Secured Credit Party or any other Person to investigate, confirm or assure that the Collateral exists or is owned by the Borrower or any Grantor or is cared for, protected or insured or has been encumbered, or that the Liens granted to the Administrative Agent under the Security Agreements or otherwise have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity (except as otherwise expressly set forth in this Agreement), or to continue exercising, any of the rights, authorities and powers granted or available to the Administrative Agent in this Agreement or in any of the other Security Agreements, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Administrative Agent, subject to the express provisions of this Agreement, may act in any manner it may deem appropriate, in its discretion, and that the Administrative Agent shall have no duty or liability whatsoever to any Secured Credit Party, except for any liability to a Secured Credit Party as a result of any action by the Administrative Agent that is determined to constitute gross negligence or willful misconduct pursuant to a final, non-appealable order of a court of competent jurisdiction.

7.9 Administrative Agent’s Appointment as Attorney-in-Fact, etc.

(a) Each Grantor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Administrative Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:

(i) in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or Contract or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due under any Receivable or Contract or with respect to any other Collateral whenever payable;

(ii) in the case of any Intellectual Property Collateral, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Administrative Agent may request to evidence the Secured Credit Parties’ security interest in such Intellectual Property Collateral and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

(iii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

(iv) execute, in connection with any sale provided for in Section 6.6 or Section 6.7, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

(v) (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Administrative Agent may reasonably deem appropriate; (7) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Administrative Agent shall in its sole discretion determine; and (8) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and do, at the Administrative Agent’s option and such Grantor’s reasonable expense, at any time, or from time to time, all acts and things which the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Secured Credit Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

Anything in this Section 7.9(a) to the contrary notwithstanding, the Administrative Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 7.9(a) unless an Event of Default shall have occurred and be continuing.

(b) If any Grantor fails to perform or comply with any of its agreements contained in this Section 7.9, the Administrative Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

(c) The reasonable expenses of the Administrative Agent incurred in connection with actions undertaken as provided in this Section 7.9, together with interest thereon at a rate per annum equal to the highest rate per annum at which interest would then be payable on any past due Loans that are ABR Loans under the Credit Agreement, from the date of payment by the Administrative Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Administrative Agent on demand.

(d) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

7.10 Duty of Administrative Agent. The Administrative Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account. No Secured Credit Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Secured Credit Parties hereunder are solely to protect the Secured Credit Parties’ interests in the Collateral and shall not impose any duty upon any Secured Credit Party to exercise any such powers. The Secured Credit Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

7.11 Authorization of Financing Statements. Pursuant to any applicable law, each Grantor authorizes the Administrative Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of such Grantor in such form and in such offices as the Administrative Agent determines appropriate to perfect the security interests of the Administrative Agent under this Agreement. Each Grantor authorizes the Administrative Agent to use the collateral description “all personal property” in any such financing statements. Each Grantor hereby ratifies and authorizes the filing by the Administrative Agent of any financing statement with respect to the Collateral made prior to the date hereof.

7.12 Intellectual Property Filings. Pursuant to any applicable law, each Grantor authorizes the Administrative Agent to file filings with the USPTO or USCO (or any successor office or any similar office in any other country), including this Agreement, the Copyright Security Agreement, the Patent Security Agreement and the Trademark Security Agreement, or other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the security interest granted by such Grantor hereunder, without the signature of such Grantor, and naming such Grantor, as debtor, and the Administrative Agent, as Secured Credit Party.

7.13 Authority of Administrative Agent. Each Grantor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the Secured Credit Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Grantors, the Administrative Agent shall be conclusively presumed to be acting as agent for the Secured Credit Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

7.14 Grant of Intellectual Property License. For the purpose of enabling the Administrative Agent, during the continuance of an Event of Default, to exercise rights and remedies under this Agreement at such time as the Administrative Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, each Grantor hereby grants to the Administrative Agent, to the extent assignable at the time of the Event of Default, an irrevocable, non-exclusive license to use, assign, license or sublicense any of the Intellectual Property Collateral now owned or hereafter acquired by such Grantor, wherever the same may be located. Such license shall include access to copies of the Intellectual Property Collateral.

SECTION 8. MISCELLANEOUS

8.1 Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 9.02 of the Credit Agreement.

8.2 Notices. All notices, requests and demands to or upon the Administrative Agent or any Grantor hereunder shall be effected in the manner provided for in Section 9.01 of the Credit Agreement; provided that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on Schedule 1; and provided, further, that any such notices, requests and demands to or upon the 2033 Trustee shall be address to such trustee at the address below:

The Bank of New York Mellon Trust Company, N.A.

2 North La Salle Street, Suite 1020

Chicago, IL 60602

Attention: Corporate Trust Administration

8.3 No Waiver by Course of Conduct; Cumulative Remedies. No Secured Credit Party shall by any act (except by a written instrument pursuant to Section 8.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of any Secured Credit Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by any Secured Credit Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which such Secured Credit Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

8.4 Enforcement Expenses; Indemnification.

(a) Each Guarantor agrees to pay or reimburse each Secured Credit Party for all its reasonable and documented out-of-pocket costs and expenses incurred in collecting against such Guarantor under the guarantee contained in Section 2, and each Grantor agrees to pay, or reimburse each Secured Credit Party for all its reasonable and documented out-of-pocket costs and expenses incurred in connection with enforcing or preserving any rights under this Agreement and the other Loan Documents or Indenture Documents to which such Grantor is a party, including, without limitation, the reasonable and documented out-of-pocket fees and disbursements of counsel to the Secured Credit Parties and of counsel to the Administrative Agent (limited, with respect to the Administrative Agent and the Secured

Parties, to one outside counsel and local counsel as required, and in the event of any actual conflict of interest, one additional counsel for the affected parties).

(b) Each Grantor agrees to pay, and to save the Secured Credit Parties harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

(c) Each Guarantor agrees to pay, and to save the Secured Credit Parties harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Borrower would be required to do so pursuant to Section 9.03 of the Credit Agreement and Section 7.07 of the 2033 Indenture.

(d) The agreements in this Section 8.4 shall survive repayment of the Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents.

8.5 Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Administrative Agent and the other Secured Credit Parties and their successors and assigns; provided that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent. By accepting the benefits of the Loan Documents, each Swap Bank and Treasury Services Bank agrees to be bound by all of the applicable provisions thereof. Without limiting the foregoing, no Swap Bank nor any Treasury Services Bank shall be entitled to the benefits of this Agreement unless such Swap Bank or Treasury Services Bank shall have executed and delivered to the Administrative Agent a written instrument substantially in the form of Annex II hereto or in such other form as shall be reasonably satisfactory to the Administrative Agent with respect to its obligations under the Loan Documents and such Swap Agreement or Treasury Services Agreement, as applicable.

8.6 Set-Off. In addition to any rights and remedies of the Secured Credit Party provided by law, each Secured Credit Party shall have the right, without notice to any Grantor, any such notice being expressly waived by each Grantor to the extent permitted by applicable law, upon any Obligations becoming due and payable by any Grantor (whether at the stated maturity, by acceleration or otherwise), to apply to the payment of such Obligations, by setoff or otherwise, any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Secured Credit Party, any affiliate thereof or any of their respective branches or agencies to or for the credit or the account of such Grantor. Each Secured Credit Party agrees promptly to notify the relevant Grantor and the Administrative Agent after any such application made by such Lender, provided that the failure to give such notice shall not affect the validity of such application. The rights of each Secured Credit Party under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Secured Credit Party may have.

8.7 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

8.8 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

8.9 Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

8.10 Integration. This Agreement and the other Loan Documents represent the agreement of the Grantors and the Secured Credit Parties with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by any Secured Credit Party relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Loan Documents.

8.11 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

8.12 Submission To Jurisdiction; Waivers. Each Grantor hereby irrevocably and unconditionally:

(a) submits for itself and its property to the non-exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and appellate courts from any thereof in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against any Grantor or its properties in the courts of any jurisdiction.

(b) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (a) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Grantor at its address referred to in Section 8.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto.

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

8.13 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

8.14 Acknowledgements. Each Grantor hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

(b) no Secured Credit Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Grantors, on the one hand, and the Secured Credit Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Grantors and the Lenders.

8.15 Additional Grantors. Each Subsidiary of the Borrower that is required to become a party to this Agreement pursuant to the Collateral and Guarantee Requirement and/or Section 5.10 of the Credit Agreement shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex 1 hereto.

8.16 Releases.

(a) At such time as (i) the Loans, the LC Exposure and the other Obligations (other than Unasserted Contingent Obligations and obligations (other than Unasserted Contingent Obligations) under or in respect of Swap Agreements and Treasury Services Agreements), whether under the Credit Agreement, the 2033 Indenture, or any other Loan Document or Indenture Document, shall have been paid in full (or cash collateralized in a manner reasonably satisfactory to the Administrative Agent), (ii) solely with respect to the Credit Agreement, the Commitments have been terminated and no Letters of Credit shall be outstanding, (iii) the net termination liability under or in respect of, and other amounts due and payable under, Swap Agreements at such time shall have been paid or secured in the manner provided in such Swap Agreements or by a collateral arrangement reasonably satisfactory to the relevant Swap Banks, and (iv) the net termination liability under or in respect of, and other amounts due and payable under, Treasury Services Agreements at such time shall have been paid or secured in the manner provided in such Treasury Services Agreements or by a collateral arrangement reasonably satisfactory to the relevant Treasury Services Banks, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors; provided that, upon the prepayment, redemption, purchase, defeasance or other payment in full of the

2033 Convertible Notes, the security interest created hereby shall be released to the extent such security interest has been granted to the Administrative Agent in favor of the 2033 Noteholders and the 2033 Indenture Trustee, and thereafter such security interest shall continue in favor of the Administrative Agent for the benefit of the Secured Parties. At the request and sole expense of any Grantor following any such termination, the Administrative Agent shall deliver to such Grantor any Collateral held by the Administrative Agent hereunder, and execute and deliver to such Grantor such documents as such Grantor shall request to evidence such termination.

(b) If any of the Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the Credit Agreement, then the Administrative Agent, at the request and sole expense of such Grantor, shall execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral. At the request and sole expense of the Borrower, a Grantor shall be released from its obligations hereunder in the event that all the Equity Interests of such Guarantor shall be sold, transferred or otherwise disposed of in a transaction permitted by the Credit Agreement; provided that the Borrower shall have delivered to the Administrative Agent, prior to the date of the proposed release, a written certification by the Borrower stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents.

8.17 Relative Rights. This Agreement defines the relative rights of the 2033 Noteholders, on the one hand, and the Secured Parties, on the other hand. Nothing in this Agreement shall (a) impair, as between any Grantor and any 2033 Noteholder, the Obligations of such Grantor, which are absolute and unconditional, to pay the Note Indebtedness, as and when the same shall become due and payable in accordance with the terms of the applicable Indenture Documents; (b) impair, as between any Grantor and any Secured Party, the Obligations of such Grantor, which are absolute and unconditional, to pay the Credit Facility Indebtedness, as and when the same shall become due and payable in accordance with the terms of the applicable Loan Documents; (c) prevent any 2033 Noteholder from exercising its available remedies upon a default or event of default under the Indenture Documents to which such 2033 Noteholder is a party; or (d) prevent any Secured Party from exercising its available remedies upon a default or event of default under the Loan Documents to which such Secured Party is a party.

8.18 LLC Membership Interests. The Borrower as the sole member of Valassis Relationship Marketing Systems, LLC (“VRMS”) hereby consents, in accordance with Section 5.1(a) of the Amended and Restated Limited Liability Company Agreement of VRMS (the “VRMS LLC Agreement”), to the assignment of its Membership Interests (as such term is defined in the VRMS LLC Agreement) to the Administrative Agent, and that upon the exercise of the Administrative Agent rights and remedies pursuant to the terms and conditions of this Agreement, the Administrative Agent may become and exercise any rights or powers of a VRMS Member without any further consent, approval, or authorization from any other VRMS Member.

8.19 2033 Indenture Trustee Rights. The rights, privileges, protections, indemnities and benefits given to the 2033 Indenture Trustee in the Indenture Documents, including, without limitation, its rights to be indemnified, are hereby incorporated by reference, and shall be enforceable by, the 2033 Indenture Trustee in each of its additional capacities hereunder, and to each agent, custodian and other Persons employed to act hereunder. The 2033 Noteholders are deemed to have hereby authorized and directed the 2033 Indenture Trustee to acknowledge this Agreement. No duties shall be inferred or implied hereunder against the 2033 Indenture Trustee.

[Remainder of page left intentionally blank. Signature pages follow.]

IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee and Collateral Agreement to be duly executed and delivered as of the date first above written.

VALASSIS COMMUNICATIONS, INC.

By:	/s/ Todd Wiseley
Name: Todd Wiseley
Title: Secretary

MAILCOUPS DIRECT, INC.

By:	/s/ Todd Wiseley
Name: Todd Wiseley
Title: Secretary

MAILCOUPS, INC.

By:	/s/ Todd Wiseley
Name: Todd Wiseley
Title: Vice President

NCH MARKETING SERVICES, INC.

By:	/s/ Todd Wiseley
Name: Todd Wiseley
Title: Secretary

NCH NUWORLD SPAIN INC.

By:	/s/ Todd Wiseley
Name: Todd Wiseley
Title: Vice President

PROMOTION WATCH, INC.

By:	/s/ Todd Wiseley
Name: Todd Wiseley
Title: Vice President

VALASSIS COUPON CLEARING, INC.

By:	/s/ Todd Wiseley
Name: Todd Wiseley
Title: Vice President

VALASSIS DATA MANAGEMENT, INC.

By:	/s/ Todd Wiseley
Name: Todd Wiseley
Title: Vice President

VALASSIS IN-STORE SOLUTIONS, INC.

By:	/s/ Todd Wiseley
Name: Todd Wiseley
Title: Secretary

VALASSIS INTERNATIONAL, INC.

By:	/s/ Todd Wiseley
Name: Todd Wiseley
Title: Vice President

VALASSIS MANUFACTURING COMPANY

By:	/s/ Todd Wiseley
Name: Todd Wiseley
Title: Vice President

VALASSIS RELATIONSHIP MARKETING SYSTEMS, LLC

By:	/s/ Todd Wiseley
Name: Todd Wiseley
Title: General Manager

VALASSIS INTERACTIVE, INC.

By:	/s/ Todd Wiseley
Name: Todd Wiseley
Title: Vice President

VALASSIS SALES & MARKETING SERVICES, INC.

By:	/s/ Todd Wiseley
Name: Todd Wiseley
Title: Vice President

VC HOLDINGS, LLC

By:	/s/ Todd Wiseley
Name: Todd Wiseley
Title: Secretary

VCI ENTERPRISES, INC.

By:	/s/ Todd Wiseley
Name: Todd Wiseley
Title: Vice President

VALASSIS DIRECT MAIL, INC.

By:	/s/ Todd Wiseley
Name: Todd Wiseley
Title: Vice President

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:	/s/ Suzanne Ergastolo
Name: Suzanne Ergastolo
Title: Vice President

ACKNOWLEDGED BY:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

as 2033 Indenture Trustee

By:	/s/ Ted Mosterd
Name: Ted Mosterd
Title: Associate

Schedule 1

NOTICE ADDRESSES OF GUARANTORS

GUARANTOR	ADDRESS

Valassis Coupon Clearing, Inc.	c/o Valassis Communications, Inc. 19975 Victor Parkway, Livonia, Michigan 48152

Valassis International, Inc.	c/o Valassis Communications, Inc. 19975 Victor Parkway, Livonia, Michigan 48152

NCH Marketing Services, Inc.	c/o Valassis Communications, Inc. 19975 Victor Parkway, Livonia, Michigan 48152

NCH NuWorld Spain, Inc.	c/o Valassis Communications, Inc. 19975 Victor Parkway, Livonia, Michigan 48152

Valassis Relationship Marketing Systems, LLC	c/o Valassis Communications, Inc. 19975 Victor Parkway, Livonia, Michigan 48152

Valassis Manufacturing Company	c/o Valassis Communications, Inc. 19975 Victor Parkway, Livonia, Michigan 48152

Valassis Sales & Marketing Services, Inc.	c/o Valassis Communications, Inc. 19975 Victor Parkway, Livonia, Michigan 48152

Valassis Data Management, Inc.	c/o Valassis Communications, Inc. 19975 Victor Parkway, Livonia, Michigan 48152

Valassis Interactive, Inc.	c/o Valassis Communications, Inc. 19975 Victor Parkway, Livonia, Michigan 48152

VCI Enterprises, Inc.	c/o Valassis Communications, Inc. 19975 Victor Parkway, Livonia, Michigan 48152

Promotion Watch, Inc.	c/o Valassis Communications, Inc. 19975 Victor Parkway, Livonia, Michigan 48152

Valassis Direct Mail, Inc.	c/o Valassis Communications, Inc. 19975 Victor Parkway, Livonia, Michigan 48152

MailCoups Direct, Inc.	c/o Valassis Communications, Inc. 19975 Victor Parkway, Livonia, Michigan 48152

MailCoups, Inc.	c/o Valassis Communications, Inc. 19975 Victor Parkway, Livonia, Michigan 48152

Valassis In-Store Solutions, Inc.	c/o Valassis Communications, Inc. 19975 Victor Parkway, Livonia, Michigan 48152

VC Holdings, LLC	c/o Valassis Communications, Inc. 19975 Victor Parkway, Livonia, Michigan 48152

1

Schedule 2

DESCRIPTION OF INVESTMENT PROPERTY

Pledged Stock

Issuer	Owner	Class of Stock	Stock Certificate No.	No. of Shares
1. Valassis Coupon Clearing, Inc.	Valassis Communications, Inc.	Common Stock	#1 #2	100 100

2. Valassis International, Inc.	Valassis Communications, Inc.	Common Stock	#1	1,000

3. Valassis Manufacturing Company	Valassis Communications, Inc.	Common Stock	#1	100

4. VCI Enterprises, Inc.	Valassis Communications, Inc.	Common Stock	#1	100

5. Valassis Sales & Marketing Services, Inc.	Valassis Communications, Inc.	Common Stock	#2	1,000

6. Valassis Data Management, Inc.	Valassis Communications, Inc.	Common Stock	#1	1,000

7. Promotion Watch, Inc.	Valassis Communications, Inc.	Common Stock	#2	1,000

8. Valassis Direct Mail, Inc.	Valassis Communications, Inc.	Common Stock	#1	100

9. Valassis Interactive, Inc.	Valassis Communications, Inc.	Common Stock	#1	1,000

10. NCH Marketing Services, Inc.	Valassis Coupon Clearing, Inc.	Common Stock	#C-3	371

11. NCH NuWorld Spain Inc.	NCH Marketing Services	Common Stock	#2	1,850

2

Issuer	Owner	Class of Stock	Stock Certificate No.	No. of Shares
12. Valassis Canada Inc.*	Valassis International, Inc.	Common Stock	#1	1,379

13. VCI Fulfillment Group*	Valassis International, Inc. (50%)	Fixed Capital Stock (Series B)	#5-B	16 (Valassis International, Inc.)

	VCI Enterprises, Inc. (50%)		#6-B	16 (VCI Enterprises, Inc.)

		Variable Capital Stock (Series B1)	#9	1,478 (Valassis International, Inc.)

			#11	1,654 (Valassis International, Inc.)

			#8	1,478 (VCI Enterprises, Inc.)

			#10	1,654 (VCI Enterprises, Inc.)

14. Valassis Relationship Marketing Systems, LLC	Valassis Communications, Inc.	Units	N/A	N/A

15. NCH Promotional Services de Mexico S.A. de C.V.*	NCH Marketing Services, Inc.	N/A	#5	Value of $5,110,829.00 Pesos

		N/A	#6	Value of $0.65 Peso

16. Valassis Communications, S.L.*	NCH NuWorld Spain BV/Inc.	Corporate Participation Units	N/A	87,852

17. MailCoups, Inc.	Valassis Direct Mail, Inc.	Common Stock	#2	3,000

18. MailCoups Direct, Inc.	MailCoups, Inc.	Common Stock	#1	1,000

19. Valassis In-Store Solutions, Inc.	VCI Enterprises, Inc.	Common Stock	#1	100

20. Valassis Europe BV*	NCH Marketing Services, Inc.	Registered Shares	N/A	1,202

3

21. VC Holdings, LLC	Valassis Communications, Inc.	Interests	N/A	N/A

*	Represents 65% of the stock of these entities to be pledged. These amounts and certificate numbers are subject to further update, as necessary, in connection with the pledge of such stock following the Closing Date.

Pledged Notes

ISSUER	PAYEE	PRINCIPAL AMOUNT	OUTSTANDING AMOUNT
Valassis Europe B.V.	NCH NuWorld C.V. (originally) but assumed by NCH Marketing Services, Inc.	Euro 6,665,000	Euro 6,665,000

Direct Home Advertising, Inc.	MailCoups, Inc.	Amended and restated principal amount of $2,968,749.82	$2,854,394.19

Intercompany Note, dated June 27, 2011, made by each Grantor in favor of each other Grantor in the amount of the unpaid principal amount of all loans and advances (including guarantees, trade payables and other extensions of credit and obligations) made by each Grantor to each other Grantor.

4

Schedule 3

FILINGS AND OTHER ACTIONS

REQUIRED TO PERFECT SECURITY INTERESTS

Uniform Commercial Code Filings

Grantor	Jurisdiction

Valassis Communications, Inc.	Delaware

Valassis Coupon Clearing, Inc.	Delaware

Valassis International, Inc.	Delaware

NCH Marketing Services, Inc.	Delaware

NCH NuWorld Spain, Inc.	Delaware

Valassis Relationship Marketing Systems, LLC	Delaware

Valassis Manufacturing Company	Delaware

Valassis Sales & Marketing Services, Inc.	Delaware

Valassis Data Management, Inc.	Delaware

VCI Enterprises, Inc.	Delaware

Promotion Watch, Inc.	Delaware

Valassis Interactive, Inc.	Delaware

Valassis Direct Mail, Inc.	Delaware

MailCoups Direct, Inc.	Delaware

MailCoups, Inc.	Delaware

Valassis In-Store Solutions, Inc.	Delaware

VC Holdings, LLC	Michigan

5

Schedule 4

JURISDICTION OF ORGANIZATION AND LOCATION OF CHIEF EXECUTIVE OFFICE

Grantor	Jurisdiction of Organization	Identification Number	Location of Chief Executive Office
Valassis Communications, Inc.	Delaware	2106071	19975 Victor Parkway, Livonia, Michigan 48152

Valassis Coupon Clearing, Inc.	Delaware	3619855	19975 Victor Parkway, Livonia, Michigan 48152

Valassis International, Inc.	Delaware	2387980	19975 Victor Parkway, Livonia, Michigan 48152

NCH Marketing Services, Inc.	Delaware	2561027	155 Pfingsten, Suite 200, Deerfield, Illinois 60015

NCH NuWorld Spain, Inc.	Delaware	3212026	One Targeting Centre, Windsor, Connecticut 06095

Valassis Relationship Marketing Systems, LLC	Delaware	3199565	One Targeting Centre, Windsor, Connecticut 06095

Valassis Manufacturing Company	Delaware	3465256	19975 Victor Parkway, Livonia, Michigan 48152

Valassis Sales & Marketing Services, Inc.	Delaware	3290651	19975 Victor Parkway, Livonia, Michigan 48152

Valassis Data Management, Inc.	Delaware	3177649	19975 Victor Parkway, Livonia, Michigan 48152

Promotion Watch, Inc.	Delaware	2872238	19975 Victor Parkway, Livonia, Michigan 48152

Valassis Direct Mail, Inc.	Delaware	0771820	One Targeting Centre, Windsor, Connecticut 06095

MailCoups Direct, Inc.	Delaware	3978352	350 Revolutionary Drive, Taunton, Massachusetts 02718

MailCoups, Inc.	Delaware	2851876	350 Revolutionary Drive, Taunton, Massachusetts 02718

Valassis Interactive, Inc.	Delaware	3214343	19975 Victor Parkway, Livonia, Michigan 48152

VCI Enterprises, Inc.	Delaware	2301408	19975 Victor Parkway, Livonia, Michigan 48152

6

Grantor	Jurisdiction of Organization	Identification Number	Location of Chief Executive Office
Valassis In-Store Solutions, Inc.	Delaware	4575653	19975 Victor Parkway, Livonia, Michigan 48152

VC Holdings, LLC	Michigan	D4728N	19975 Victor Parkway, Livonia, Michigan 48152

7

Schedule 5

LOCATIONS OF INVENTORY AND EQUIPMENT

Location

7924 Troon Circle SW, Austell, GA 30168

8200 North Haggerty Road, Belleville, MI 48111

5600 77 Center Drive, Suite 305, Charlotte, NC 28217

1240 West Eighth Street, Door Store, Cincinnati, OH 45203

10176 Dixie Highway, Florence, KY 41042

3 Summitt Park Drive, Suite 430, Independence, OH 44131

100 Old Wilson Bridge Rd, Suite 106, Worthington, OH 43085

600 N. Cockrell Hill Road, Dallas, TX 75211

14401 E. 33rd Place, Aurora, CO 80011

105 Fieldcrest Ave., Edison, NJ 08837

4770 Covert Ave, Suite 216A, Evansville, IN 47714

701 Ashland Ave, Bays 5 & 6, Folcroft, PA 19032

14550 Torrey Chase Blvd., Suite 500, Houston, TX 77014

801 Seaco Court, Deer Park, TX 77536

450 E. 96th St., Suite 500, Indianapolis, IN 46240

1008 West Eighth Avenue, King of Prussia, PA 19406

5500 East Olympic Blvd., Commerce, CA 90022

301 N. Hurstbourne Lane, Suite 115, Louisville, KY 40222

5890 NW 163 Street, Miami Lakes, FL 33014

5172 S. 13th Street, Milwaukee, WI 53221

4216 Park Glen Road, Minneapolis, MN 55416

635 West Butterfield Rd., Suite 320, Oakbrook Terrace, IL 60181

7651 Southland Boulevard, Orlando, FL 32809

300 McIntire Drive, Newark, DE 19711

1818 E. Riverview Dr., Phoenix, AZ 85034

20 Summit Park Drive, Pittsburgh, PA 15275

6950 SW Hampton Street, Suite 140, Tigard, OR 97223

9011 Arboretum Parkway, Suite 170, Richmond, VA 23236

1601 Response Road, Suite 100, Sacramento, CA 95815

1136 South 3600 West, Suite 500, Salt Lake City, UT 84104

6955 Mowry Avenue, Newark, CA 94560

4103 “C” Street NE, Suite 300, Auburn, WA 98002

502 Earth City Expressway, Suite 206, St. Louis, MO 63045

7771 West Oakland Park B, Suite 221, Sunrise, FL 33351

1408 North Westshore Blvd., Suite 908, Tampa, FL 33607

350 Revolutionary Drive, East Taunton, MA 02718

7085 Samuel Morse Drive, Suite 100, Columbia, MD 21046

One Targeting Centre, Windsor, CT 06095

235 Great Pond Drive, Windsor, CT 06095

67 South Bedford St., 1st Floor, Suite 100E, Burlington, MA 01803

19975 Victor Parkway, Livonia, MI 48152

1575 Corporate Drive, Costa Mesa, CA 92626

8

155 Pfingsten Rd, Suite #200, Deerfield, IL 60015

35955 Schoolcraft Rd., Livonia, MI 48150

4918 Prospectus Dr., Durham, NC 27713

3819 North Toben St., Wichita, KS 67226

1757 Carr Road, Calexico, CA 92231-9781

38905 W. Six Mile Road, Livonia, MI 48152

6 Armstrong Rd, 2nd Floor, Shelton, CT 06484

47 Jutland Rd, Toronto, Ontario, Canada M8Z2G6

Circuito Brasil 19, Parque Industrial El Alamo, Mexicali, Mexico BC 21210

151 West Fourth St, Suite 700, Cincinnati, OH 45202

6320 Highland Road, Corporate Eagle Companies – Oakland County International Airport, Waterford, MI 48327

9

Schedule 6

INTELLECTUAL PROPERTY

I.	Copyrights and Copyright Licenses:

Title	Number	Owner	Registration Date
Clipping Sense	TX3047809	Valassis Inserts, Inc. (n/k/a Valassis Communications, Inc.)	03/19/1991

Guide to the Legality of Alcoholic Beverage Promotions: 1990	TXu442490	Valassis Inserts, Inc. (n/k/a Valassis Communications, Inc.)	09/04/1990

Horizons Coding Data Interpreter	TXu885253	Valassis Communications, Inc.	12/22/1998

Valassis Website	TXu1052526	Valassis Communications, Inc.	07/31/2001

II.	Patents and Patent Licenses:

Patent/Application No.	Filing Date	Title	Issuance Date	Owner
Patent No. 6,230,143	11/11/1998	System and Method for Analyzing Coupon Redemption Data	05/08/2001	Valassis Communications, Inc.

Patent No. 6,985,452	01/27/1999	Wireless System for Broadcasting, Receiving, Storing and Selectively Printing Coupons and the Like in a Retail Environment	01/10/2006	NCH Marketing Services, Inc.

Patent No. 6,650,429	07/03/2001	Wireless System for Broadcasting, Receiving, Storing & Selectively Printing Coupons and the Like in a Retail Environment	11/18/2003	NCH Marketing Services, Inc.

Patent No. 6,229,621	06/11/1998	Wireless System for Broadcasting, Receiving and Selectively Printing Packets of Information Using Bit-String Selection	05/08/2001	NCH Marketing Services, Inc.

Patent No. 5,978,013	02/05/1996	Apparatus and Method for Generating Product Coupons in Response to Televised Offers	11/02/1999	NCH Marketing Services, Inc.

Patent No. 5,500,681	05/24/1994	Apparatus and Method for Generating Coupons in Response to Televised Offers	03/19/1996	NCH Marketing Services, Inc.

Patent No. 6,226,098	06/11/1998	Printer Appliance for Use In A Wireless System for Broadcasting Packets of Information	05/01/2001	NCH Marketing Services, Inc.

Patent No. 7,495,788	03/19/2001	Wireless System for Broadcasting, Receiving and Printing Packets of Information.	02/24/2009	NCH Marketing Services, Inc.

10

Patent/Application No.	Filing Date	Title	Issuance Date	Owner
Patent No. 7,356,486	08/30/1999	System and Method for Administering Promotions	04/08/2008	NCH Marketing Services, Inc.

Application No. 12/262,806	10/31/2008	Computer-Implemented, Automated Media Planning Method and System	N/A (Non-Final Action Mailed)	Valassis Communications, Inc.

Application No. 12/262,813	10/31/2008	Computer-Implemented, Automated Media Planning Method and System	N/A (Pending, Unexamined)	Valassis Communications, Inc.

Application No. 12/262,826	10/31/2008	Computer-Implemented, Automated Media Planning Method and System	N/A (Non-Final Action Mailed)	Valassis Communications, Inc.

Application No. 11/651,963	01/11/2007	In-store Plastic Bag Pad with Header	N/A (Final Rejection Mailed)	Valassis Communications, Inc.

Patent No. 7,026,556	09/15/2000	Method and System for Controlling Messages Printed by an In Store Label Printer and Related Label Structure	04/11/2006	Valassis In-Store Solutions, Inc.

Patent No. 7,099,038	10/18/2004	Method and System for Controlling Messages Printed by an In-Store Label Printer and Related Label Structure	08/29/2006	Valassis In-Store Solutions, Inc.

Application No. 10/423,471	04/25/2003	Food Product Scale and Method for Providing In-Store Incentives to Customers	N/A (Awaiting Decision by Board of Appeals)	Valassis In-Store Solutions, Inc.

Application No. 11/586,816	10/26/2006	Food Product Scale System And Method For Providing In-Store Incentives To Customers	N/A (Awaiting Decision by Board of Appeals)	Valassis In-Store Solutions, Inc.

Application No. 10/609,446	06/27/2003	Food Product Scale-Based Incentive System	N/A (Pending, Unexamined)	Valassis In-Store Solutions, Inc.

Application No. 10/746,177	12/26/2003	Computerized Management System for Multi-Chain Promotions, and Related Audit System	N/A (Awaiting Decision by Board of Appeals)	Valassis In-Store Solutions, Inc.

Application No. 11/687,101	03/16/2007	Computerized Management System for Multi-Chain Promotions and Related Audit System	N/A (Appeal Brief Filed)	Valassis In-Store Solutions, Inc.

Application No. 12/690,398	01/20/2010	Offer Management Method and System	N/A (Pending, Unexamined)	Valassis Communications, Inc.

11

Patent/Application No.	Filing Date	Title	Issuance Date	Owner
Application No. 12/690,409	01/20/2010	Offer Management Method and System	N/A (Pending, Unexamined)	Valassis Communications, Inc.

Application No. 12/690,402	01/20/2010	Offer Management Method and System	N/A (Pending)	Valassis Communications, Inc.

Application No. 61/390,841	10/07/2010	Online Offer Distribution System and Method	N/A (Pending, Provisional)	Valassis Communications, Inc.

Application No. 12/871,760	08/30/2010	Method and System for Controlling Messages Printed by an In-Store Label Printer and Related Label Structure	N/A (Non-Final Action mailed)	Valassis In-Store Solutions, Inc.

Application No: 11/838,420	08/14/2007	Food Product Scale and Related Promotional System and Method	N/A (Final Action mailed)	Valassis In-Store Solutions, Inc.

Patent No: 7,051,944	04/20/2004	Scale and Related Printing Apparatus and Method for Producing Promotion Offer Labels Using Label Stock with Heat Activated Adhesive	05/30/2006	Valassis In-Store Solutions, Inc.

Patent No: 7,488,003	03/30/2006	Label Supply, Label Handling Method and Label Printing Apparatus	02/10/2009	Valassis In-Store Solutions, Inc.

Application No. 11/825,155	07/03/2007	Address Database Reconciliation	N/A (Pending)	Valassis Direct Mail, Inc.

Application No. 13/032,991	02/23/2011	Online Offer Distribution System And Method	N/A (Pending, Unexamined)	Valassis Communications, Inc.

12

FOREIGN

Patent/Application No.	Filing Date	Title	Issuance Date	Owner
Patent No. 2,254,011 (Canada)	11/12/1998	System and Method for Analyzing Coupon Redemption Data	03/24/2009	Valassis Communications, Inc.

Patent No. 2,499,026 (Canada)	07/06/2001	Method and System for Controlling Messages Printed by an In-Store Label Printer and Related Label Structure	11/13/2007	Valassis In-Store Solutions, Inc.

EP 5008839.2 (European Application)	07/05/2001	Method and System for Controlling Messages Printed by an In-Store Label Printer and Related Label Structure	N/A (Pending)	Valassis In-Store Solutions, Inc.

2001281139 (Japanese Application)	09/17/2001	Method and System for Controlling Messages Printed by an In-Store Label Printer and Related Label Structure	N/A (Pending)	Valassis In-Store Solutions, Inc.

Application No. 2,427,176 (Canadian Application)	04/28/2003	Food Product Scale and Method for Providing In-Store Incentives to Customers	N/A (Pending)	Valassis In-Store Solutions, Inc.

Application No. 2,482,622 (Canadian Application)	09/27/2004	Computerized Management System for Multi-Chain Promotions, and Related Audit System	N/A (Pending)	Valassis In-Store Solutions, Inc.

Application No. 005224 (Mexican Application)	05/31/2004	Food Product Scale Based Incentive System	N/A (Pending)	Valassis In-Store Solutions, Inc.

App No: 2,600,796 (Canada)	09/07/2007	Food Product Scale and Related Promotional System and Method	N/A	Valassis In-Store Solutions, Inc.

App No: 2,581,644 (Canada)	03/13/2007	Label Supply, Label Handling Method and Label Printing Apparatus	02/09/2010	Valassis In-Store Solutions, Inc.

App No: 003988 (Mexico)	03/30/2007	Label Supply, Label Handling Method and Label Printing Apparatus	N/A (Pending/Published)	Valassis In-Store Solutions, Inc.

App. No.: 2,672,341 (Canada)	07/15/2009	Computer-Implemented, Automated Media Planning Method and System	N/A (Pending)	Valassis Communications, Inc.

App. No.: 2,672,130 (Canada)	07/15/2009	Computer-Implemented, Automated Media Planning Method and System	N/A (Pending)	Valassis Communications, Inc.

App. No.: 2,672,343 (Canada)	07/15/2009	Computer-Implemented, Automated Media Planning Method and System	N/A (Pending)	Valassis Communications, Inc.

PCT/US10/046099	08/20/2010	Offer Management Method and System	N/A (Pending)	Valassis Communications, Inc.

13

Patent/Application No.	Filing Date	Title	Issuance Date	Owner
PCT/US11/025881	02/23/2011	Online Offer Distribution System and Method	N/A (Pending)	Valassis Communications, Inc.

III.	Trademarks and Trademark Licenses:

Trademark	Filing Date	Registration/ Serial No.	Registration Date	Owner	Class
MAKING EVERY TRADE PROMOTION DOLLAR COUNT	05/26/2006	3,218,004	03/13/2007	NCH Marketing Services, Inc.	35

INVOLVED IN YOUR SUCCESS	06/09/2005	3,173,451	11/21/2006	NCH Marketing Services, Inc.	35

LAUNCH & Design	08/04/2005	3,120,333	07/25/2006	NCH Marketing Services, Inc.	9

LAUNCH & Design	05/07/2010	85033279	N/A (pending)	NCH Marketing Services, Inc.	42

VELUNO	05/21/2002	2,706,805	04/15/2003	NCH Marketing Services, Inc.	35

VELUNO ONE-COUNT POWERED WITH VENDOR VELOCITY	05/21/2002	2,706,804	04/15/2003	NCH Marketing Services, Inc.	35

	02/08/2002	2,718,800	05/27/2003	NCH Marketing Services, Inc.	35

SMARTSCAN (and Design)	06/22/1993	1,843,150	07/05/1994	NCH Marketing Services, Inc	35

PROCESS 2000	10/26/1992	1,846,923	07/26/1994	NCH Marketing Services, Inc.	35
BENCHMARK & DESIGN	08/18/2010	85110685	N/A (pending)	NCH Marketing Services, Inc.	42

14

Trademark	Filing Date	Registration/ Serial No.	Registration Date	Owner	Class
TOP SHOPPER DYNAMICS	01/30/2004	3,075,591	04/04/2006	Valassis Communications, Inc.	35

HOUSEHOLD NAVIGATOR	09/26/2001	2,678,967	01/21/2003	Valassis Communications, Inc.	35

CONSUMER NAVIGATOR	07/12/2001	2,647,109	11/05/2002	Valassis Communications, Inc.	35

	03/13/2001	2,618,913	09/10/2002	Valassis Communications, Inc.	35

VALASSIS RELATIONSHIP MARKETING SERVICES	10/13/2000	2,678,771	01/21/2003	Valassis Communications, Inc.	35

VRMS	10/13/2000	2,586,470	06/25/2002	Valassis Communications, Inc.	35

CONNECTING PEOPLE TO BRANDS	03/13/2000	2,518,625	12/11/2001	Valassis Communications, Inc.	35

VALASSIS	03/10/2000	2,539,250	02/19/2002	Valassis Communications, Inc.	35

TARGET NAVIGATOR	02/17/2000	2,565,919	04/30/2002	Valassis Communications, Inc.	35

RETAIL CONNECTION	06/23/1999	2,326,920	03/07/2000	Valassis Communications, Inc.	35

TARGETEXPERT	05/11/1998	2,330,922	03/21/2000	Valassis Communications, Inc.	9

“NEWSPOUCH”	12/20/1994	2,044,423	03/11/1997	Valassis Communications, Inc.	16

	08/10/1992	1,807,165	11/30/1993	Valassis Communications, Inc.	9

NEWSPAC	06/26/1991	1,747,781	01/19/1993	Valassis Communications, Inc.	16

	05/16/1991	1,716,341	09/15/1992	Valassis Communications, Inc.	35

PROMOTION WATCH	05/03/1984	1,321,205	02/19/1985	Valassis Communications, Inc.	35

AMERICA’S LOOKING FOR ITS MISSING CHILDREN	04/30/1992	1,754,368	02/23/1993	Valassis Direct Mail, Inc. (f/k/a Advo, Inc.)[1]	42

[1]

Valassis Direct Mail, Inc. (f/k/a Advo, Inc.) owns this trademark as a result of the merger of MBV, Inc. into Valassis Direct Mail, Inc. (f/k/a Advo, Inc.) in December 2007; however, MBV, Inc. is currently still designated as the owner of this trademark for purposes of the USPTO.

15

Trademark	Filing Date	Registration/ Serial No.	Registration Date	Owner	Class
AUTOVISION DIRECT	05/16/2006	3,215,797	03/06/2007	Valassis Direct Mail, Inc. (f/k/a Advo, Inc.) [2]	35

	06/13/2006	3,339,712	11/20/2007	Valassis Direct Mail, Inc. (f/k/a Advo, Inc.) [3]	35

HAVE YOU SEEN ME?	09/27/2010	85139112	N/A (pending)	Valassis Communications, Inc.	35

HAVE YOU SEEN US?	01/07/2011	85213198	N/A (pending)	Valassis Communications, Inc.	35

SUPER COUPS	02/13/1995	1,945,801	01/02/1996	MailCoups, Inc.	35

REDPLUM	05/25/2007	3,481,743	08/05/2008	Valassis Communications, Inc.	35

REDPLUM & Design	08/22/2007	3,481,900	08/05/2008	Valassis Communications, Inc.	35

REDPLUM SWEETFINDS	06/27/2008	3,586,131	03/10/2009	Valassis Communications, Inc.	35

LOCAL COUPONS, SUPER SAVINGS	12/23/2003	2,921,856	1/25/2005	MailCoups, Inc.	35

PAY ALERT	04/02/1980	1,168,647	09/08/1981	NCH Marketing Services, Inc.	35

SMARTSCAN	06/05/1986	1,459,478	09/29/1987	NCH Marketing Services, Inc.	35

NCH	06/19/1981	1,204,802	08/10/1982	NCH Marketing Services, Inc	35

SNARE	04/14/1986	1,440,148	05/19/1987	NCH Marketing Services, Inc	35

DIGITALOFFEREXPERT	05/20/2009	3,819,563	07/13/2010	Valassis Communications, Inc.	9, 42

	06/10/10	85059833	N/A (Pending)	Valassis Communications, Inc.[4]	35

[2]

Valassis Direct Mail, Inc. (f/k/a Advo, Inc.) owns this trademark as a result of the merger of MBV, Inc. into Valassis Direct Mail, Inc. (f/k/a Advo, Inc.) in December 2007; however, MBV, Inc. is currently still designated as the owner of this trademark for purposes of the USPTO.

[3]

Valassis Direct Mail, Inc. (f/k/a Advo, Inc.) owns this trademark as a result of the merger of MBV, Inc. into Valassis Direct Mail, Inc. (f/k/a Advo, Inc.) in December 2007; however, MBV, Inc. is currently still designated as the owner of this trademark for purposes of the USPTO.

[4]

This trademark was assigned to Valassis Communications, Inc. in connection with its purchase of Enguage Marketing, LLC in July 2010; the assignment of this trademark from Enguage Marketing, LLC to Valassis Communications, Inc. is in the process of being recorded.

16

Trademark	Filing Date	Registration/ Serial No.	Registration Date	Owner	Class
SPIRAL POWERED BY REDPLUM & DESIGN	02/25/2011	85252087	N/A (Pending)	Valassis Communications, Inc.	35

SWEETEN THE DEAL	03/07/2011	85259369	N/A (Pending)	Valassis Communications, Inc.	35

PLUMVALUES FROM REDPLUM	05/10/2011	85317210	N/A (Pending)	Valassis Communications, Inc.	35

CLINGPOP	06/21/2011	85351484	N/A (Pending)	Valassis Communications, Inc.	16

CARTPOP	06/21/2011	85351507	N/A (Pending)	Valassis Communications, Inc.	16

CONNECTING PEOPLE TO BRANDS	08/04/2000	TMA608279 Canada	04/22/2004	Valassis Communications, Inc.	35, 38

CONNECTIVE MEDIA	03/07/2001	TMA590201 Canada	09/18/2003	Valassis Communications, Inc.	35

ENSYNC	11/26/2002	TMA614138 Canada	7/6/2004	Valassis Communications, Inc.	35

ENTERPRISE SYNCHRONIZATION	11/26/2002	TMA626071 Canada	11/22/2004	Valassis Communications, Inc.	16

NCH	02/19/1992	TMA416373 Canada	09/03/1993	NCH Marketing Services, Inc.	35, 41

NEWSPOUCH	06/19/1995	TMA521666 Canada	01/18/2000	Valassis Communications, Inc.	16

REDPLUM & DESIGN	01/31/2008	TMA 780954 Canada	10/28/2010	Valassis Communications, Inc.	35

REDPLUM & DESIGN	02/19/2008	829,547,150 Brazil	N/A (Pending)	Valassis Communications, Inc.	35

REDPLUM & DESIGN	02/21/2008	6,559,727 China	10/14/2010	Valassis Communications, Inc.	35

REDPLUM & DESIGN	01/29/2008	6,618,219 European Community	01/07/2009	Valassis Communications, Inc.	35

REDPLUM & DESIGN	01/29/2008	1,647,682 India	01/29/2008	Valassis Communications, Inc.	35

REDPLUM & DESIGN	01/31/2008	910,838 Mexico	05/30/2008	Valassis Communications, Inc.	35

SMARTSCAN	10/01/1987	TMA347251 Canada	10/28/1988	NCH Marketing Services, Inc.	35

SURF & SAVE	12/22/1999	TMA580480 Canada	05/02/2003	Valassis Communications, Inc.	35

17

Trademark	Filing Date	Registration/ Serial No.	Registration Date	Owner	Class
TARGET NAVIGATOR	05/24/2000	TMA564031 Canada	06/27/2002	Valassis Communications, Inc.	35

THE NET’S BEST	08/04/2000	TMA608897 Canada	04/29/2004	Valassis Communications, Inc.	35, 38

THE NET’S BEST MAXEMIZE PROGRAM	08/04/2000	TMA608365 Canada	04/23/2004	Valassis Communications, Inc.	35, 38

THE NET’S BEST TARGETED MAGEZINE	08/04/2000	TMA608280 Canada	04/22/2004	Valassis Communications, Inc.	35, 38

VALASSIS	08/04/2000	TMA582452 Canada	05/27/2003	Valassis Communications, Inc.	35

VALASSIS COMMUNICATIONS, INC. & DESIGN	08/04/2000	TMA581735 Canada	05/15/2003	Valassis Communications, Inc.	35, 38

*VALASSIS DESIGN	06/21/2001	TMA585867 Canada	07/23/2003	Valassis Communications, Inc.	35

*VALASSIS IMPACT PROMOTIONS	06/19/1995	TMA496179 Canada	06/16/1998	Valassis Communications, Inc.	35

*VALASSIS OF CANADA	08/24/1995	TMA471682 Canada	02/25/1997	Valassis Communications, Inc.	35

*VALASSIS RELATIONSHIP MARKETING SYSTEMS	01/16/2001	TMA585533 Canada	07/17/2003	Valassis Communications, Inc.	35

*VALASSIS TARGETED MARKETING SERVICES	10/01/1999	TMA564042 Canada	06/27/2002	Valassis Communications, Inc.	35

*VRMS	01/16/2001	TMA585535 Canada	07/17/2003	Valassis Communications, Inc.	35

*VALASSIS (Stylized)	05/22/2003	807674 Mexico	09/17/2003	Valassis Communications, Inc.	35

ESETTLEMENT & DESIGN	06/30/2006	5,213,301 European Community	09/12/2007	NCH Marketing Services, Inc.	36, 38

MISCELLANEOUS DESIGN	02/13/2002	2,575,074 European Community	07/17/2003	NCH Marketing Services, Inc.	35

NCH MARKETING SERVICES & DESIGN	02/13/2002	2,574,820 European Community	01/21/2004	NCH Marketing Services, Inc.	35

VALASSIS & DESIGN	05/23/2003	3,198,281 European Community	11/08/2004	Valassis Communications, Inc.	35

*VALASSIS	09/26/2005	4,613,601 European Community	04/30/2007	Valassis Communications, Inc.	35

*VALASSIS RELATIONSHIP MARKETING SYSTEMS	04/23/2003	3,141,843 European Community	09/24/2004	Valassis Communications, Inc.	35

*VRMS	04/23/2003	3,142,684 European Community	09/24/2004	Valassis Communications, Inc.	35

18

Trademark	Filing Date	Registration/ Serial No.	Registration Date	Owner	Class
NCH	03/18/1994	545539 Benelux	11/01/1994	NCH Marketing Services, Inc	35,36

NCH MARKETING	08/21/2002	0743231 Benelux	04/01/2004	NCH Marketing Services, Inc	35

Miscellaneous Design	08/06/2002	3266109 China	01/21/2005	NCH Marketing Services, Inc	35

NCH	08/06/2002	3266108 China	04/07/2004	NCH Marketing Services, Inc	35

NCH	08/06/2002	3266107 China	05/07/2004	NCH Marketing Services, Inc	36

NCH LAUNCH	06/02/2003	3577414 China	02/21/2005	NCH Marketing Services, Inc	35

NCH MARKETING	08/20/2002	3280335 China	04/14/2004	NCH Marketing Services, Inc	35

NCH MARKETING SERVICES and Design	08/06/2002	3266106 China	04/14/2004	NCH Marketing Services, Inc	35

VELUNO	08/06/2002	3266105 China	04/07/2004	NCH Marketing Services, Inc	35

VELUNO ONE-COUNT POWERED WITH VENDOR VELOCITY	08/06/2002	3266104 China	04/14/2004	NCH Marketing Services, Inc	35

NCH MARKETING	12/19/2002	30262258 Germany	05/08/2003	NCH Marketing Services, Inc.	35, 42

NCH	05/08/1991	983208 Italy	12/17/1993	NCH Marketing Services, Inc	35, 36

NCH MARKETING	08/30/2002	993086 Italy	02/16/2006	NCH Marketing Services, Inc	35

Miscellaneous Design	04/17/2002	749471 Mexico	05/29/2002	NCH Marketing Services, Inc	35

NCH MARKETING	09/17/2003	846340 Mexico	08/13/2004	NCH Marketing Services, Inc	35

NCH MARKETING SERVICES (and Design)	04/17/2002	749470 Mexico	05/29/2002	NCH Marketing Services, Inc	35

NCH	04/20/1967	532310 Spain	12/07/1968	NCH Marketing Services, Inc	35

NCH MARKETING	02/12/2002	2454921 Spain	02/20/2003	NCH Marketing Services, Inc	35

19

Trademark	Filing Date	Registration/ Serial No.	Registration Date	Owner	Class
NCH SMARTPIN & Design	11/17/1999	2270972 Spain	05/05/2000	NCH Marketing Services, Inc	42

VALES Y MAS SACALE PARTIDO A TUS EUROS	05/19/2004	2597407 Spain	11/11/2004	NCH Marketing Services, Inc	35

CALES Y MUCHO MAS & Design	11/22/2005	2681216 Spain	04/28/2006	NCH Marketing Services, Inc	16, 35, 41

LAUNCH	08/06/2002	1177239 Taiwan	10/16/2005	NCH Marketing Services, Inc	35

Miscellaneous Design	08/06/2002	192781 Taiwan	12/01/2003	NCH Marketing Services, Inc	35

NCH	08/06/2002	1202770 Taiwan	04/01/2006	NCH Marketing Services, Inc	35

NCH	08/06/2002	188941 Taiwan	11/01/2003	NCH Marketing Services, Inc	36

NCH MARKETING	08/21/2002	192783 Taiwan	12/01/2003	NCH Marketing Services, Inc	35

NCH MARKETING SERVICES and Design	08/06/2002	1178265 Taiwan	10/16/2005	NCH Marketing Services, Inc	35

VELUNO	08/06/2002	1107466 Taiwan	06/16/2004	NCH Marketing Services, Inc	35

VELUNO ONE-COUNT POWERED WITH VENDOR VELOCITY	08/06/2002	1146842 Taiwan	03/31/2005	NCH Marketing Services, Inc	35

NCH	11/21/1990	1448002 UK	01/29/1993	NCH Marketing Services, Inc	35

NCH	11/21/1990	1448003 UK	11/12/1993	NCH Marketing Services, Inc	36

NCH MARKETING	08/27/2002	2309067 UK	02/14/2003	NCH Marketing Services, Inc	35

Vales Y Mucho Mas	N/A	N/A (Brand Name) Spain	N/A	Valassis Communications, Inc.	N/A

VALASSIS	10/31/2008	7032084 China	08/21/2010	Valassis Communications, Inc.	35

VALASSIS	10/31/2008	App No: 7032083 China	08/21/2010	Valassis Communications, Inc.	35

“COUNTEROFFER”	04/24/2006	3,309,685	10/09/2007	Valassis In-Store Solutions, Inc.	35

NCH	11/30/2001	DE30168627 Germany	01/02/2002	NCH Marketing Services, Inc.	36

20

Trademark	Filing Date	Registration/ Serial No.	Registration Date	Owner	Class
NCH MARKETING SERVICES	11/30/2001	DE30168626 Germany	01/02/2002	NCH Marketing Services, Inc.	36

DIGITALOFFEREXPERT	11/20/2009	1,459,915 Canada	N/A (Pending)	Valassis Communication, Inc.	9, 42

DIGITALOFFEREXPERT	11/20/2009	8700445 European Community	05/24/2010	Valassis Communication, Inc.	9, 42

IV.	Domain Names:

Valassis Communications, Inc.

advo-list.biz

advo-list.com

advo-lists.biz

advo-lists.com

advo.com

advo.net

advo.org

advobenefitsinfo.com

advolist.biz

advolist.com

advolists.biz

advolists.com

advoonline.biz

advoonline.com

advoonline.net

advoonline.org

advosucks.biz

clicksin2bricks.com

clipithere.com

consumerondemand.com

curvesdirectmail.com

dealssheloves.com

eadvo.biz

eadvo.com

endlesssavings.com

endlesavings.com

experiencevalassis.com

findagooddealmore.com

greetingsfromchicago.com

itracksamples.com

labeldollars.com

labeldollars.net

mail-marketing.com

mailbox-values.com

mailboxsavings.com

mailboxvalues.com

mailboxvaluesfamily.com

mailmarketingsystems.com

marketexpert.com

marriagemail.com

redplumdrug.com

redplumelectronics.com

redplumfitness.com

redplumflowers.com

redplumfood.com

redplumfurniture.com

redplumgift.com

redplumgrocer.com

redplumgrocery.com

redplumhealth.com

redplumhome.com

redplumit.com

redplumjewelry.com

redplumkids.com

redplumloans.com

redplummarket.com

redplummeals.com

redplummobile.com

redplummortgage.com

redplummovies.com

redplumondemand.com

redplumperimeter.com

redplumpets.com

redplumpharmacy.com

redplumpictures.com

redplumpizza.com

redplumpreprint.com

redplumsavings.com

redplumstyle.com

redplumtravel.com

redplumvalues.com

redplumvideo.com

redplumvision.com

redplumwedding.com

redplumwellness.com

redplumwireless.com

save.com

savingsyourway.com

sharedmail.com

shopwise.com

21

myadvo.biz

myadvo.com

myofferwallet.com

neighborhooddirectonline.com

newneighborwelcome.com

onlineadvo.biz

onlineadvo.com

onlinedirectmarketingmanager.com

optiscience.com

promotionwatch.biz

promotionwatch.com

promotionwatch.net

raceto3to1.com

redplum.bz

redplum.com

redplum.de

redplum.info

redplum.mobi

redplum.org

redplum.tv

redplum.us

redplum.ws

redplumautos.com

redplumbaby.com

redplumbeauty.com

redplumbooks.com

redplumcameras.com

redplumcars.com

redplumclothes.com

redplumcodes.com

redplumcomputers.com

redplumcontests.com

redplumcosmetics.com

redplumcoupons.com

redplumdeals.com

redplumdining.com

shopwisesucks.biz

sweetcollegedeals.com

targetexpert.com

theclicksweeps.com

thenetsbest.com

theplumworks.com

theshoppersguide.biz

theshoppersguide.com

tsccircular.com

valassis-list.com

valassis-lists.com

valassis.biz

valassis.com

valassis.net

valassis.org

valassis1to1.com

valassis360.com

valassisbenefits.com

valassisdirect.com

valassislist.com

valassislists.com

valassismobile.com

valassisnetwork.com

valassisonline.com

valassispromos.com

valassisquickquote.com

valassisstoreonline.com

valassisisvalue.com

valtools.com

valuemessaging.com

valuemessaging.net

vrms.com

NCH Marketing Services, Inc. (US)

USA:

Private Registration (esettlement.com)

Private Registration (nchmarketing.net)

couponpolicies.com

couponpolicy.com

couponredemptionpolicies.com

couponredemptionpolicy.com

e-settlement.net

e-settlement.org

ecouponclearing.com

ecouponclearing.net

escanpay.com

escanpay.net

escanpay.org

n-c-h.org nch-inc.biz nch-inc.com nchannex.com nchbenchmark.biz nchbenchmark.com nchcorp.com nchcouponfacts.com nchglobal.com nchgroup.net nchlaunch.biz nchlaunch.com nchmarketing.biz nchmarketing.com

22

escantrade.com

escantrade.net

escantrade.org

esettlement.biz

esettlement.com

esettlement.net

esettlement.org

etradefunds.com

etradefunds.net

etradefunds.org

instorecoupons.com

mfgcouponpolicies.com

mfgredemptionpolicies.com

mfrcouponpolicies.com

mfrredemptionpolicies.com

n-c-h.com

n-c-h.net

nchmarketing.net

nchmarketingservices.com

nchresourcecenter.com

nchresourcecenter.net

nchresourcecenter.org

nchresourcecenter.us

nchsolutions.com

nchtrends.com

nuworld.com

scanpay.com

scanpay.net

scanpay.org

veluno.com

valassis.cn

valassis.com.cn

Spain:

ecupon.com

License and Franchise Arrangements

1. Valassis Communications, Inc. and NCH Marketing Services, Inc. have entered into a GS1 Intellectual Property Policy with GS1 AIBSL (“GS1”). Pursuant to the Policy, which GS1 has established to facilitate the cooperative development and publication of useful standards relating to couponing and automatic identification technologies, Valassis and NCH have agreed to license to GS1 any present, pending or future patent claims they or their affiliates may have that may be infringed by the implementation of the standards, subject to certain exceptions.

2. Licensing of software in the ordinary course of business by Valassis Relationship Marketing Systems, LLC.

3. Valassis In-Store Solutions, Inc. granted ITW Food Equipment Group LLC and Premark FEG LLC a patent license to certain couponing patents. The Effective Date of the Agreement is July 29, 2008, and the Agreement expires when the last of the couponing patents expires. The patent license is limited to a field of use outside of the business of delivering on-demand coupons.

23

Schedule 7

COMMERCIAL TORT CLAIMS

NONE

24

Schedule 8

EXISTING JOINT VENTURES

1. Promotion Execution Partners, LLC

2. Detroit Weekend Direct, LLC

3. New England Direct, LLC

4. Sweetmart Development Ltd.

5. Coupons, Inc.

25

Annex I

to

Guarantee and Collateral Agreement

ASSUMPTION AGREEMENT

ASSUMPTION AGREEMENT, dated as of             , 20    , made by              (the “Additional Grantor”), in favor of JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”) for the Secured Credit Parties. All capitalized terms not defined herein shall have the meaning ascribed to them in the Guarantee and Collateral Agreement (as defined below).

W I T N E S S E T H :

WHEREAS, VALASSIS COMMUNICATIONS, INC., a Delaware corporation (the “Borrower”), the Lenders and the Administrative Agent have entered into a Credit Agreement, dated as of June [__], 2011 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, in connection with the Credit Agreement, the Borrower and certain of its Subsidiaries (other than the Additional Grantor) have entered into the Guarantee and Collateral Agreement, dated as of June [__], 2011 (as amended, supplemented or otherwise modified from time to time, the “Guarantee and Collateral Agreement”) in favor of the Administrative Agent for the ratable benefit of the Secured Credit Parties;

WHEREAS, the Credit Agreement requires the Additional Grantor to become a party to the Guarantee and Collateral Agreement; and

WHEREAS, the Additional Grantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Guarantee and Collateral Agreement;

NOW, THEREFORE, IT IS AGREED:

1. Guarantee and Collateral Agreement. By executing and delivering this Assumption Agreement, the Additional Grantor, as provided in Section 8.15 of the Guarantee and Collateral Agreement, hereby becomes a party to the Guarantee and Collateral Agreement as a Grantor thereunder with the same force and effect as if originally named therein as a Grantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Grantor thereunder. The information set forth in Annex 1-A hereto is hereby added to the information set forth in the Schedules to the Guarantee and Collateral Agreement. The Additional Grantor hereby represents and warrants that each of the representations and warranties contained in Section 4 of the Guarantee and Collateral Agreement is true and correct on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.

2. GOVERNING LAW. THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

1

IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL GRANTOR]

By:
Name:
Title:

2

Annex 1-A to

Assumption Agreement

Supplement to Schedule 1

Supplement to Schedule 2

Supplement to Schedule 3

Supplement to Schedule 4

Supplement to Schedule 5

Supplement to Schedule 6

Supplement to Schedule 7

i

Annex II

to

Guarantee and Collateral Agreement

ACKNOWLEDGEMENT AND CONSENT5

The undersigned hereby acknowledges receipt of a copy of the Guarantee and Collateral Agreement dated as of June [__], 2011 (the “Agreement”), made by the Grantors parties thereto for the benefit of JPMORGAN CHASE BANK, N.A., as Administrative Agent. The undersigned agrees for the benefit of the Administrative Agent and the Lenders and the 2033 Noteholders as follows:

1. The undersigned will be bound by the terms of the Agreement and will comply with such terms insofar as such terms are applicable to the undersigned.

2. The undersigned will notify the Administrative Agent promptly in writing of the occurrence of any of the events described in Section 5.6(a) of the Agreement.

3. The terms of Sections 6.3(c) and 6.7 of the Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.3(c) or 6.7 of the Agreement.

[NAME OF ISSUER]

By:
Name:
Title:

Address for Notices:

Fax:

[5]	This consent is necessary with respect to any Issuer which is not also a Grantor. Signatories to be confirmed.

i

Annex III

to

Guarantee and Collateral Agreement

DESIGNATION NOTICE

DESIGNATION NOTICE, dated as of             , 20    , made by             , a              corporation (the “[Swap Bank] [Treasury Services Bank]”), in favor of JPMORGAN CHASE BANK, N.A., as Administrative Agent. All capitalized terms not defined herein shall have the meaning ascribed to them in the Guarantee and Collateral Agreement referred to below.

W I T N E S S E T H :

WHEREAS, Valassis Communications, Inc., a Delaware corporation (the “Borrower”), the Lenders from time to time party thereto and the Administrative Agent have entered into an Credit Agreement, dated as of June [    ], 2011 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, in connection with the Credit Agreement, the Borrower and each [Swap Bank] [Treasury Services Bank] are permitted to designate obligations under any [Swap Agreement] [Treasury Services Agreement] described herein as a [“Swap Obligations”] [“Treasury Services Obligations”] under the Credit Agreement and the Guarantee and Collateral Agreement, dated as of June [    ], 2011 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Agreement”) in favor of the Administrative Agent for the benefit of the Secured Credit Parties;

WHEREAS, the Credit Agreement and the Agreement require that the Borrower and the [Swap Bank] [Treasury Services Bank] deliver this Designation Notice to the Administrative Agent; and

WHEREAS, the [Swap Bank] [Treasury Services Bank] has agreed to execute and deliver this Designated Notice in order to become a [Swap Bank] [Treasury Services Bank] and Secured Party under the Agreement and the other Loan Documents;

NOW, THEREFORE, IT IS AGREED:

1. Designation and Agreement. The Borrower and the [Swap Bank] [Treasury Services Bank] hereby designate that the obligations under the [Swap Agreement] [Treasury Services Agreement] described on Schedule 1 hereto to be a [“Swap Obligations”] [“Treasury Services Obligations”] and hereby represent and warrant to the Administrative Agent that such [Swap Agreement] [Treasury Services Agreement] satisfies all the requirements under the Loan Documents to be so designated. By executing and delivering this Designation Notice, the [Swap Bank] [Treasury Services Bank], as provided in Section 8.5 of the Agreement, hereby agrees to be bound by all of the provisions of Loan Documents which are applicable to it as a [Swap Bank] [Treasury Services Bank] or a Secured Party thereunder and hereby (a) confirms that it has received a copy of the Loan Documents and such other documents and information as it has deemed appropriate to make its own decision to enter into Designation Notice,

(b) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto, and (c) agrees that it will be bound by the provisions of the Loan Documents and will perform in accordance with its terms all the obligations which by the terms of the Loan Documents are required to be performed by it as a [Swap Bank] [Treasury Services Bank] or Secured Party. Without limiting the foregoing, the [Swap Bank] [Treasury Services Bank] agrees to be bound by the provisions of Article VIII, and Sections 9.03 and 9.09 of the Credit Agreement.

2. GOVERNING LAW. THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. In addition, the provisions of Sections 8.7, 8.8, 8.10, 8.12 and 8.13 of the Agreement are incorporated herein by reference mutatis mutandis.

IN WITNESS WHEREOF, the undersigned has caused this Designation Notice to be duly executed and delivered as of the date first above written.

[ ]

By:
Name:
Title:

Annex III-A

to

Guarantee and Collateral Agreement

FORM OF COPYRIGHT SECURITY AGREEMENT

Copyright Security Agreement, dated as of June [    ], 2011, by [            ] and [            ] (individually, a “Grantor”, and, collectively, the “Grantors”), in favor of JPMorgan Chase Bank, N.A., in its capacity as administrative agent pursuant to the Credit Agreement (in such capacity, the “Administrative Agent”) and the Secured Credit Parties.

W I T N E S S E T H:

WHEREAS, the Grantors are party to a Guarantee and Collateral Agreement of even date herewith (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”) in favor of the Administrative Agent pursuant to which the Grantors are required to execute and deliver this Copyright Security Agreement;

NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent, for the benefit of the Secured Parties, to enter into the Credit Agreement, the Grantors hereby agree with the Administrative Agent as follows:

SECTION 1. Defined Terms. Unless otherwise defined herein, terms defined in the Security Agreement and used herein have the meaning given to them in the Security Agreement.

SECTION 2. Grant of Security Interest in Copyright Collateral. Each Grantor hereby pledges and grants to the Administrative Agent for the benefit of the Secured Credit Parties a lien on and security interest in and to all of its right, title and interest in, to and under all the following Collateral of such Grantor:

(a) Copyrights of such Grantors listed on Schedule I attached hereto; and

(b) all Proceeds of any and all of the foregoing (other than Excluded Assets).

SECTION 3. Security Agreement. The security interest granted pursuant to this Copyright Security Agreement is granted in conjunction with the security interest granted to the Administrative Agent pursuant to the Security Agreement and Grantors hereby acknowledge and affirm that the rights and remedies of the Administrative Agent with respect to the security interest in the Copyrights made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Copyright Security Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control unless the Administrative Agent shall otherwise determine.

SECTION 4. Termination. Upon the payment in full of the Obligations (other than Unasserted Contingent Obligations that are not then due and payable and demanded) and termination of the Security Agreement, the Administrative Agent shall execute, acknowledge, and deliver to the Grantors an instrument in writing in recordable form releasing the collateral pledge, grant, assignment, lien and security interest in the Copyrights under this Copyright Security Agreement.

SECTION 5. Counterparts. This Copyright Security Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Copyright Security Agreement by signing and delivering one or more counterparts.

[signature page follows]

IN WITNESS WHEREOF, each Grantor has caused this Copyright Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

Very truly yours,

[GRANTORS][6]

By:
Name:
Title:

Accepted and Agreed:

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:
Name:
Title:

[6]	This document needs only to be executed by the Borrower and/or any Guarantor which owns a pledged Copyright.

SCHEDULE I

to

COPYRIGHT SECURITY AGREEMENT

COPYRIGHT REGISTRATIONS AND COPYRIGHT APPLICATIONS

Copyright Registrations:

OWNER	REGISTRATION NUMBER	TITLE

Copyright Applications:

OWNER	TITLE

Annex III-B

to

Guarantee and Collateral Agreement

FORM OF PATENT SECURITY AGREEMENT

Patent Security Agreement, dated as of June [    ], 2011, by [            ] and [            ] (individually, a “Grantor”, and, collectively, the “Grantors”), in favor of JPMorgan Chase Bank, N.A., in its capacity as administrative agent pursuant to the Credit Agreement (in such capacity, the “Administrative Agent”) and the Secured Credit Parties.

W I T N E S S E T H:

WHEREAS, the Grantors are party to a Guarantee and Collateral Agreement of even date herewith (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”) in favor of the Administrative Agent pursuant to which the Grantors are required to execute and deliver this Patent Security Agreement;

NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent, for the benefit of the Secured Parties, to enter into the Credit Agreement, the Grantors hereby agree with the Administrative Agent as follows:

SECTION 1. Defined Terms. Unless otherwise defined herein, terms defined in the Security Agreement and used herein have the meaning given to them in the Security Agreement.

SECTION 2. Grant of Security Interest in Patent Collateral. Each Grantor hereby pledges and grants to the Administrative Agent for the benefit of the Secured Credit Parties a lien on and security interest in and to all of its right, title and interest in, to and under all the following Collateral of such Grantor:

(a) Patents of such Grantors listed on Schedule I7 attached hereto; and

(b) all Proceeds of any and all of the foregoing (other than Excluded Assets).

SECTION 3. Security Agreement. The security interest granted pursuant to this Patent Security Agreement is granted in conjunction with the security interest granted to the Administrative Agent pursuant to the Security Agreement and Grantors hereby acknowledge and affirm that the rights and remedies of the Administrative Agent with respect to the security interest in the Patents made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Patent

[7]	Should include same Patents listed on Schedule 11(a) of the Perfection Certificate.

Security Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control unless the Administrative Agent shall otherwise determine.

SECTION 4. Termination. Upon the payment in full of the Obligations (other than Unasserted Contingent Obligations that are not then due and payable and demanded) and termination of the Security Agreement, the Administrative Agent shall execute, acknowledge, and deliver to the Grantors an instrument in writing in recordable form releasing the collateral pledge, grant, assignment, lien and security interest in the Patents under this Patent Security Agreement.

SECTION 5. Counterparts. This Patent Security Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Patent Security Agreement by signing and delivering one or more counterparts.

[signature page follows]

IN WITNESS WHEREOF, each Grantor has caused this Patent Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

Very truly yours,

[GRANTORS][8]

By:
Name:
Title:

Accepted and Agreed:

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:
Name:
Title:

[8]	This document needs only to be executed by the Borrower and/or any Guarantor which owns a pledged Patent.

SCHEDULE I

to

PATENT SECURITY AGREEMENT

PATENT REGISTRATIONS AND PATENT APPLICATIONS

Patent Registrations:

OWNER	REGISTRATION NUMBER	NAME

Patent Applications:

OWNER	APPLICATION NUMBER	NAME

Annex III-C

to

Guarantee and Collateral Agreement

FORM OF TRADEMARK SECURITY AGREEMENT

Trademark Security Agreement, dated as of June [    ], 2011, by [            ] and [            ] (individually, a “Grantor”, and, collectively, the “Grantors”), in favor of JPMorgan Chase Bank, N.A., in its capacity as administrative agent pursuant to the Credit Agreement (in such capacity, the “Administrative Agent”) and the Secured Credit Parties.

W I T N E S S E T H:

WHEREAS, the Grantors are party to a Security Agreement of even date herewith (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”) in favor of the Administrative Agent pursuant to which the Grantors are required to execute and deliver this Trademark Security Agreement;

NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent, for the benefit of the Secured Credit Parties, to enter into the Credit Agreement, the Grantors hereby agree with the Administrative Agent as follows:

SECTION 1. Defined Terms. Unless otherwise defined herein, terms defined in the Security Agreement and used herein have the meaning given to them in the Security Agreement.

SECTION 2. Grant of Security Interest in Trademark Collateral. Each Grantor hereby pledges and grants to the Administrative Agent for the benefit of the Secured Credit Parties a lien on and security interest in and to all of its right, title and interest in, to and under all the following Collateral of such Grantor:

(a) Trademarks of such Grantor listed on Schedule I attached hereto, except to the extent that such Trademarks constitute Excluded Assets;

(b) all Goodwill associated with such Trademarks; and

(c) all Proceeds of any and all of the foregoing (other than Excluded Assets).

SECTION 3. Security Agreement. The security interest granted pursuant to this Trademark Security Agreement is granted in conjunction with the security interest granted to the Administrative Agent pursuant to the Security Agreement and Grantors hereby acknowledge and affirm that the rights and remedies of the Administrative Agent with respect to the security interest in the Trademarks made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Trademark Security Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control unless the Administrative Agent shall otherwise determine.

SECTION 4. Termination. Upon the payment in full of the Obligations (other than Unasserted Contingent Obligations that are not then due and payable and demanded) and termination of the Security Agreement, the Administrative Agent shall execute, acknowledge, and deliver to the Grantors an instrument in writing in recordable form releasing the collateral pledge, grant, assignment, lien and security interest in the Trademarks under this Trademark Security Agreement.

SECTION 5. Counterparts. This Trademark Security Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Trademark Security Agreement by signing and delivering one or more counterparts.

[signature page follows]

IN WITNESS WHEREOF, each Grantor has caused this Trademark Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

Very truly yours,

[GRANTORS][9]

By:
Name:
Title:

Accepted and Agreed:

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:
Name:
Title:

[9]	This document needs only to be executed by the Borrower and/or any Guarantor which owns a pledged Trademark.

SCHEDULE I

to

TRADEMARK SECURITY AGREEMENT

TRADEMARK REGISTRATIONS AND TRADEMARK APPLICATIONS

Trademark Registrations:

OWNER	REGISTRATION NUMBER	TRADEMARK

Trademark Applications:

OWNER	APPLICATION NUMBER	TRADEMARK